                                                                  EXHIBIT 10.2

                                OFFICE LEASE FOR


                        COSTAR REALTY INFORMATION, INC.


                        THE FRANCIS G. NEWLANDS BUILDING
                             BETHESDA METRO CENTER
                               BETHESDA, MARYLAND

                               TABLE OF CONTENTS

                                                                                                      Page
1. DEMISED PREMISES......................................................................................1

2. TERM..................................................................................................1

3. USE...................................................................................................3

4. RENT..................................................................................................5

5. RENTAL ESCALATION FOR INCREASES IN EXPENSES...........................................................7

6. DEPOSIT..............................................................................................13

7. ASSIGNMENT AND SUBLETTING............................................................................14

8. PRE-OCCUPANCY TENANT WORK............................................................................17

9. ALTERATIONS..........................................................................................21

10. MECHANIC'S LIEN.....................................................................................22

11. MAINTENANCE BY LESSEE...............................................................................23

12. SIGNS AND ADVERTISEMENTS............................................................................23

13. DELIVERIES AND MOVING OF LESSEE'S PROPERTY..........................................................26

14. LESSEE'S EQUIPMENT..................................................................................26

15. SERVICES AND UTILITIES..............................................................................29

16. LESSEE'S RESPONSIBILITY FOR DAMAGE..................................................................32

17. ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS....................................................32

18. INSURANCE...........................................................................................33

19. REQUIREMENTS FOR LESSEE'S INSURANCE POLICIES........................................................34

20. LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON................................................35

21. DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES..................................................35

22. DEFAULT OF LESSEE...................................................................................37

23. BANKRUPTCY..........................................................................................39

24. SUBORDINATION.......................................................................................41

25. CONDEMNATION........................................................................................42

26. RULES AND REGULATIONS...............................................................................43

27. NO PARTNERSHIP......................................................................................43

28. NO REPRESENTATIONS BY LESSOR........................................................................43

29. BROKER AND AGENT....................................................................................44

30. WAIVER OF JURY TRIAL................................................................................44

31. NOTICES.............................................................................................44

32. ESTOPPEL CERTIFICATES...............................................................................45

33. HOLDING OVER........................................................................................45

34. PARKING.............................................................................................46

35. OPTION TO EXTEND TERM...............................................................................47

36. RIGHT OF FIRST NEGOTIATION..........................................................................48

37. COVENANTS OF LESSOR.................................................................................49

38. GENDER..............................................................................................50

39. CORPORATE OR LIMITED LIABILITY COMPANY LESSEE.......................................................50

40. BENEFIT AND BURDEN..................................................................................51

41. LENDER APPROVAL.....................................................................................51

42. GOVERNING LAW.......................................................................................51

43. RULE AGAINST PERPETUITIES...........................................................................51

44. ROOFTOP RIGHTS......................................................................................52

45. GUARANTY OF CORPORATE GUARANTOR.....................................................................54

46. ENTIRE AGREEMENT....................................................................................54

                                    EXHIBITS

         Exhibit A         -        Floor Plan

         Exhibit B         -        Air-Conditioned Shell

         Exhibit C         -        Rules and Regulations

         Exhibit D         -        Declaration as to Commencement Date

         Exhibit E         -        Specifications for Office Cleaning

         Exhibit F         -        Subordination, Non-Disturbance and Attornment
                                    Agreement

         Exhibit G         -        Statement of Tenant In Re: Lease

         Exhibit H                  HVAC Criteria

                        THE FRANCIS G. NEWLANDS BUILDING

                                  OFFICE LEASE

         THIS LEASE, made and entered into on this 12 day of August, 1999, by and between NEWLANDS BUILDING VENTURE, LLC, a Maryland limited liability company, hereinafter called "Lessor," and COSTAR REALTY INFORMATION, INC., a Delaware corporation, hereinafter called "Lessee."

         WITNESSETH, That, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

1.       DEMISED PREMISES

         Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided, a total of approximately 60,041 square feet of rentable area, consisting of the entirety of the ninth (9th), tenth (10th) and eleventh (11th) floors of the office building under construction and situated at Two Bethesda Metro Center, Bethesda, Maryland (such building being hereinafter referred to as the "Building" and such rentable area being hereinafter collectively referred to as the "Demised Premises"). The Demised Premises has been assigned Suites No. 900, 1000 and 1100 and is outlined on the floor plans attached hereto and made a part hereof as Exhibit A. The exact area of the Demised Premises shall be subject to final measurement by Lessor's architect with an opportunity for Lessee's architect to be present or otherwise verify the measurements, in accordance with the Washington D.C. Association of Realtors Standard Method of Measurement (January 1, 1989) using a core factor of approximately eight percent (8%) on the full ninth (9th), tenth (10th) and eleventh (11th) floors and approximately thirteen percent (13%) on any multi-tenanted floor, and appropriate adjustment of applicable provisions of this Lease shall be made to the extent required.

2.       TERM

         (A) Subject to and upon the covenants, agreements and conditions of Lessor and Lessee set forth herein, or in any Exhibit or Addendum hereto, the term of this Lease shall commence on the Commencement Date, which, subject to Base Building Completion (as defined below), shall be the earlier of (i) Lessee's occupancy of the Demised Premises for the conduct of its business, or
(ii) subject to a Lessor Delay (as defined below), or Force Majeure (as defined below), one hundred twenty (120) days after the Possession Date, which shall be the date Lessor has confirmed to Lessee in writing that the Lessor's Work (as defined below) to be performed by Lessor pursuant to Section 8 below shall have been completed, subject to the Excluded Items (as defined below), to a stage sufficient to permit Lessee to commence the construction of its Pre-

Occupancy Tenant Work (as defined below), which completion shall be subject to confirmation or verification by Lessee's architect, which shall not be unreasonably withheld, conditioned or delayed. The term of this Lease shall expire on the last day of the calendar month during which the tenth (10th) anniversary of the Commencement Date occurs, subject to extension as provided in Section 35 below. The term "Lease Year" shall mean the period beginning with the Commencement Date and ending with the last day of the calendar month during which the first (1st) anniversary of the Commencement Date occurs, and each consecutive twelve (12) month period thereafter.

         (B) The Possession Date is currently anticipated to occur on or about November 15, 1999, thereby resulting in an outside Commencement Date on or about March 15, 2000. Lessor shall keep Lessee advised of any changes in the anticipated Possession Date; provided, however, that if the Possession Date is other than November 15, 1999, Lessor shall confirm the actual Possession Date by written notice to Lessee at least ten (10) days prior thereto. In no event shall the Possession Date be prior to November 15, 1999. In the event Lessor has not completed the Lessor's Work to be performed by it pursuant to Section 8 below by the anticipated Possession Date, except for punch list items that will not materially affect the use of the Demised Premises for the construction of Lessee's Pre-Occupancy Tenant Work ("Excluded Items"), Lessor, its agent and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations to perform under the Lease. The Commencement Date shall be extended however, in accordance with the provisions of this section of the Lease, to the earlier of (i) the date the Demised Premises are occupied by Lessee for the conduct of its business, or (ii) subject to a Lessor Delay or Force Majeure, the date which is one hundred twenty (120) days after the Possession Date. Upon the Commencement Date, Lessor and Lessee shall execute the "Declaration as to Commencement Date," attached hereto as Exhibit D, which shall specify the Commencement Date.

         (C) Notwithstanding the foregoing, in the event either the Possession Date or Base Building Completion shall not have occurred or been achieved on or before February 1, 2000 through no fault of Lessee, then except as otherwise provided below, Lessee shall have the option to cancel and terminate this Lease by giving written notice of such cancellation and termination to Lessor on or before February 10, 2000. It is expressly understood and agreed, however, that Lessee shall not be entitled to so cancel and terminate this Lease for failure of the Possession Date to have occurred on or before February 1, 2000 if Lessor has completed all the Lessor's Work, except for the Excluded Items and such items of Lessor's Work which may not be completed until after the installation of any items of Pre-occupancy Tenant Work.

         (D)     Notwithstanding the foregoing, the one hundred twenty
(120)-day period between the Possession Date and the Commencement Date shall be extended one (1) day for each day of delay in the construction of Lessee's Pre-Occupancy Tenant Work caused by a Lessor Delay or a Force Majeure. A "Lessor Delay" shall mean any of the following items individually or collectively: (i) Lessor's failure to comply with any performance deadline specified in this Lease to be complied with by Lessor after the Possession Date,

(ii) the performance of work in the Demised Premises by any person or firm employed or retained by Lessor which materially hinders or interferes with the performance of Lessee's Pre-Occupancy Tenant Work, and (iii) any interruption of elevator access to the Demised Premises for one (1) full working day or more. "Force Majeure" means any circumstance caused by any of the following: strikes or lockouts; acts of God; inability to obtain labor, materials, equipment or supplies; war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; an unusual failure of transportation; fire or other casualty not due to negligence or willful misconduct of Lessee; adverse weather conditions; a condemnation; or other similar cause or circumstance which is not within the reasonable control of Lessee; provided, however, that a lack of funds shall not be deemed to be a cause or circumstance beyond the reasonable control of Lessee.

         (E) Base Building Completion shall mean the issuance of a base building or core Certificate of Occupancy by the appropriate authority, and the mechanical, electrical and plumbing systems of the Building are fully operational during normal Building operating hours, and the Building's main lobby, elevators (including installation of cabs in all elevator cores) and all public areas through which access must be had to reach the Demised Premises are substantially complete. Further, Base Building Completion shall be achieved substantially in accordance with the plans and specifications therefor heretofore exhibited to Lessee.

3.       USE

         Lessee will use and occupy the Demised Premises solely for general office purposes and uses ancillary or incidental thereto in accordance with the applicable zoning regulations. The Demised Premises will not be used for any other purpose without the prior written consent of Lessor. Lessee will not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governments, government agencies and any other public authority having jurisdiction over the Demised Premises, including without limitation, the requirements of the Americans with Disabilities Act of 1990 and its implementing regulations ("ADA"), as existing or hereafter amended, to the extent applicable to Lessee's use of the Demised Premises or the Pre-occupancy Tenant Work or Alterations (as defined below) made therein by Lessee; it being understood and agreed that Lessor shall be responsible for compliance with ADA as applicable to the common areas of the Building to the extent such compliance is not required by Lessee's particular business operations or any use of the Demised Premises for other than general office use, in which event Lessee shall be responsible for such compliance.

         Lessee, its agents, employees, sublessees, contractors, invitees and guests shall not use any portion or all of the Demised Premises or the Building or land or other appurtenances thereto for the generation, treatment, storage or disposal of "hazardous materials," "hazardous waste," "hazardous substances" or "oil" (collectively "Materials") as such terms are defined under the Comprehensive Environmental Response,

Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq., as amended, and any and all other "environmental statutes" which regulate the use of hazardous and/or dangerous substances, and the regulations promulgated thereunder and any and all state and local laws, rules and regulations (collectively, "Environmental Regulations"), without the express prior written consent of Lessor. Notwithstanding the foregoing, however, Lessee may use Materials in the ordinary course of business, provided that such use is in accordance with all Environmental Regulations, and any manufacturer instructions; and provided further that Lessee may not discharge any Materials in any public sewer or any drain and/or drainpipe leading or connected thereto. Lessee shall promptly give written notice to Lessor of any communication received by Lessee from any governmental authority or other person or entity concerning any complaint, investigation or inquiry regarding any use or discharge (or alleged use or alleged discharge) by Lessee of any Materials. Lessor shall have the right (but not the obligation) to conduct such investigations and tests as Lessor shall deem necessary with respect to any such complaint, investigation or inquiry, and if such investigations or tests shall disclose the use or discharge by Lessee of Materials in violation of Environmental Regulations, Lessee, at its expense, shall take such action (or refrain from taking such action) as Lessor may reasonably request in connection with such investigations or tests by Lessor. Lessee shall indemnify, defend (with counsel approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed), and hold Lessor harmless from and against any such improper use or discharge (or both) by Lessee, including any costs of all necessary clean-up activities occasioned by Lessee's actions, whether during the term or after termination of this Lease, which indemnification obligation of Lessee shall survive the expiration or earlier termination of the term of this Lease.

         The construction of the Building reflects the recent excavation of the site on which the Building is located and the construction of new improvements thereon. To the best knowledge of Lessor, the Building does not contain any Materials, except as may be in accordance with all Environmental Regulations. Further, Lessor shall not in the future use Materials in or about the Building except in the ordinary course of business of managing, operating, repairing and maintaining the Building and in accordance with all Environmental Regulations. In the event Materials are discovered in the common areas of the Building or the land upon which the Building is located, then Lessor shall use commercially prudent efforts to abate or contain the condition to the extent required by and in accordance with Environmental Regulations; and in the event Materials are discovered in any tenant occupied areas of the Building other than the Demised Premises, Lessor shall use commercially reasonable efforts to cause the respective tenant(s) to abate or contain the condition to the extent required by and in accordance with Environmental Regulations. Lessee shall not be responsible for any abatement or containment of Materials, or direct payment or reimbursement through Operating Expenses or Operating Costs (except as expressly provided in Section 5 below) for any abatement or containment, unless the situation giving rise to the abatement or containment is caused by Lessee.

4.       RENT

         (A) Lessee covenants and agrees to pay to Lessor Monthly Rent (as hereinafter defined) and any sums, charges, expenses and costs identified in this Lease as additional rent to be paid by Lessee to Lessor. Lessee's obligation to pay rent shall begin on the Commencement Date and shall continue to remain an obligation of Lessee until completely satisfied.

                 Lessee will make all payments of rent by check to the Lessor's agent, The Chevy Chase Land Company, Two Wisconsin Circle, Suite 540, Chevy Chase, Maryland 20815, or to such other party or to such other address as Lessor may designate from time to time by written notice to Lessee, without demand and without deduction, set-off or counterclaim except as may be otherwise expressly provided in this Lease. If Lessor shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of the Lessor's rights hereunder.

         (B) The monthly rent for the Demised Premises (hereinafter referred to as "Monthly Rent") which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept, shall be as follows, subject to adjustment upward or downward after final space measurement as provided in
Section 1 above, such adjustment to be computed at the respective per square foot rate set forth below:

                                                                         Per Square Foot
                Lease Period                   Monthly Rent            Rate for Adjustment
                ------------                   ------------            -------------------
            From the Commencement
            Date through the
            expiration of the first
            (1st) Lease Year                  $180,123.00                  $36.00

            Second (2nd) Lease Year           $184,626.08                  $36.90

            Third (3rd) Lease Year            $189,229.22                  $37.82

            Fourth (4th) Lease Year           $193,982.46                  $38.77

            Fifth (5th) Lease Year            $198,835.78                  $39.74

            Sixth (6th) Lease Year            $203,789.16                  $40.73

            Seventh (7th) Lease Year          $208,892.65                  $41.75

            Eighth (8th) Lease Year           $214,096.20                  $42.79

            Ninth (9th) Lease Year            $219,449.86                  $43.86

            Tenth (10th) Lease Year           $224,953.61                  $44.96

If the Commencement Date is on a date other than the first day of a calendar month, rent from such date until the first day of the following calendar month shall be prorated at the rate of one thirtieth (1/30th) of the Monthly Rent for each day, payable in advance.

Notwithstanding anything to the contrary, in the event Lessee shall elect to exercise its option to install the Building Sign (as defined in Section 12 below), then the Monthly Rent due and payable from and after the date on which substantial completion of the installation of the Building Sign shall be achieved shall be increased as follows (it being understood and agreed that Monthly Rent due and payable for the period preceding substantial completion of the installation of the Building Sign shall remain due and payable in accordance with the schedule set forth above), subject to adjustment upward or downward after final space measurement as provided in Section 1 above, such adjustment to be computed at the respective per square foot rate set forth below:

                                                                         Per Square Foot
                Lease Period                   Monthly Rent            Rate for Adjustment
                ------------                   ------------            -------------------
            From the Commencement
            Date through the
            expiration of the first
            (1st) Lease Year                  $183,875.56                  $36.75

            Second (2nd) Lease Year           $188,478.71                  $37.67

            Third (3rd) Lease Year            $193,181.92                  $38.61

            Fourth (4th) Lease Year           $198,035.23                  $39.58

            Fifth (5th) Lease Year            $202,988.61                  $40.57

            Sixth (6th) Lease Year            $208,042.07                  $41.58

            Seventh (7th) Lease Year          $213,245.62                  $42.62

            Eighth (8th) Lease Year           $218,549.24                  $43.68

            Ninth (9th) Lease Year            $224,053.00                  $44.78

            Tenth (10th) Lease Year           $229,656.83                  $45.90

         If the date on which substantial completion of the installation of the Building Sign shall be achieved is a date other than the first day of a calendar month, then the amount of the increase in the then applicable Monthly Rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the amount of such increase for each day, payable in advance.

         (C) Monthly Rent as specified above shall be payable in advance on the first day of each calendar month during the term of this Lease. Lessee shall also pay to Lessor with the payment of Monthly Rent such payments toward additional rent provided for in the section of the Lease entitled "RENTAL ESCALATIONS FOR INCREASES IN EXPENSES."

         (D) The Monthly Rent schedules set forth in Subsection (B) above are based upon a current full service rental rate of $36.00 and $36.75 per rentable square foot, respectively, escalated cumulatively at 2.5% per year. Lessee shall have the right, to be exercised by written notice to Lessor at least ninety (90) days prior to the anticipated Commencement Date, to convert this Lease from a full service Lease to a "net of electric"

Lease. In the event Lessee so elects, the base rental rates shall be adjusted to $34.50 and $35.25 per rentable square foot, respectively, for the first
(1st) Lease Year, escalated cumulatively thereafter at 2.5% per year. Further, the Demised Premises will be separately metered for electricity consumption, and Lessee shall be responsible for paying directly to the utility supplier the cost of all electricity consumed upon the Demised Premises and in heating and air-conditioning the Demised Premises. Upon receipt of Lessee's election to so convert this Lease, Lessor shall prepare, and Lessor and Lessee shall promptly execute and deliver, an addendum to this Lease amending the appropriate provisions hereof.

5.       RENTAL ESCALATION FOR INCREASES IN EXPENSES

         In the event the Operating Expenses of the Building during any calendar year commencing January 1, 2001 and thereafter exceed the amount of "Base Operating Expenses," defined to be the amount of Operating Expenses actually incurred by Lessor in calendar year 2000, Lessee shall pay to Lessor, as additional rent, Lessee's proportionate share of the portion of the Operating Expenses that exceeds the amount of the Base Operating Expenses. The proportionate share to be so paid by Lessee shall be the percentage which the total square feet of the Demised Premises bears to the total square feet of all office and retail space in the Building (approximately 277,133 rentable square feet measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement - January 1, 1989), which is 21.67% (subject to adjustment after final space measurement as provided in Section 1 above), and the amount of said proportionate share to be paid by Lessee shall be the same proportion as the number of days in such calendar year said Demised Premises were leased by Lessee bears to three hundred sixty (360). The term "Operating Expenses" is defined as meaning (i) any and all expenses, charges and fees incurred in connection with managing, operating, maintaining, servicing, insuring and repairing the Building and related exterior appurtenances, and
(ii) Real Estate Taxes and impositions, general and special, of whatever kind or description levied against the Building or land. The term "Real Estate Taxes" for any calendar year is hereby defined to mean the total amount of all taxes and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen, now or hereafter assessed, levied or imposed upon the Building and the land on which the Building is situated ("the Land") for such year, together with any tax in the nature of a real estate tax, and ad valorem tax on rent or any tax on income if imposed in lieu of or in addition to real estate taxes and assessments and generally passed through as an operating expense to tenants in first-class office buildings in the Bethesda-Chevy Chase market area, and any taxes and assessments which may hereafter be substituted for Real Estate Taxes and together with the amount of any fees incurred in the setting of the amount of these taxes. In the event that the method currently used for the computation of the assessed market value of the Building and/or the Land is discontinued or revised, the determination of the increases in Real Estate Taxes under this Section 5 shall thereafter be made according to a formula and procedure which most nearly approximates the method of determination hereinabove set forth. In the event that any business, rent, or other taxes which are now or hereafter levied upon Lessee's use or occupancy of the

Premises, on Lessee's leasehold improvements, on Lessee's business at the Premises or on Lessor by virtue of Lessee's occupancy of the Premises, are enacted, changed or altered so that any such taxes are levied against Lessor or in the event that the mode of collection of such taxes is changed so that Lessor is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the increase in Real Estate Taxes and Lessee shall pay Lessor Lessee's proportionate share of the full amount of such taxes. Operating Expenses shall not include the Operating Costs listed in the next paragraph below, nor shall Operating Expenses include the following:

            -     original construction costs of the Building;

            - reserves for repairs, maintenance and replacements unless and until applied to payment of an Operating Expense;

            - salaries, wages or other compensation paid to employees, officers or executives (collectively "Building Personnel") of Lessor or its Management Agent (as defined in Section 29 below) who do not devote a substantial portion of their time to the operation, management, maintenance or repair of the Building (it being agreed that Lessor shall reasonably and in good faith effect an equitable proration of Building Personnel salaries, wages or other compensation for services rendered to or at the Building and to any other property owned by Lessor or its Management Agent, and only the portion of such salaries, wages or other compensation allocable to the Building will be included in Operating Expenses);

            - costs of electricity supplied to the individual premises of tenants of the Building or any special service to any other tenant in excess of that furnished to Lessee on a rent inclusive basis hereunder whether or not Lessor receives reimbursement from such other tenants;

            - costs of correcting defects in the initial design or construction of the Building;

            - any amounts (other than a management fee as provided for below) paid to any person, firm or corporation related or otherwise affiliated with Lessor or any of its members, to the extent the same exceeds fair and reasonable prices paid in the Bethesda-Chevy Chase market area for services and goods comparable in quality and character to those provided;

            - management fees in excess of those customarily charged from time to time during the term of this Lease for the management of similar office buildings in the Bethesda-Chevy Chase market area, given any particular circumstances which may from time to time reasonably require the payment of a premium;

            - legal fees incurred in connection with the leasing of the Building or in connection with disputes with other tenants;

            - leasing commissions, advertising expenses and other such expenses incurred in leasing or marketing the space within the Building;

            - costs of repairs or replacements incurred by reason of fire or other casualty or condemnation;

            - costs for which Lessor is entitled to be reimbursed by its insurance carrier or is reimbursed by any tenant's insurance carrier;

            - costs of renovating or otherwise improving space for new tenants or in renovating space vacated by any tenant or any other such alteration or improvement work which Lessor performs for any tenant;

            - assessments to the extent prepaid in fewer than the maximum permitted number of installments;

            - costs of any concessions or incentives granted to tenants of the Building (such as moving expenses allowances or reimbursements);

            - costs associated with the operation of the business of the entity which constitutes Lessor as the same are distinguished from the costs of operation of the Building, including franchise, estate, income (except as specifically set forth above), recordation, inheritance or transfer taxes payable by Lessor, as well as legal and accounting fees (other than with respect to the operation of the Building);

            - interest or penalties incurred by reason of Lessor's failure to comply with applicable laws or to timely pay any Operating Expense, except to the extent the imposition of any such interest or penalty arises out of the act or omission of Lessee;

            - depreciation of the Building or any equipment, machinery, fixtures or improvements therein or other non-cash items such as interest on capital invested, bad debt losses, rent losses and reserves for such losses;

            - costs incurred to bring the Building into compliance with applicable laws and regulations existing as of the date of this Lease;

            - costs to investigate or clean-up of any Materials in, on or under the Building or the Land (other than in the normal course of business, such as oil or gasoline leaks from vehicles or the spills of oil used in the chillers or any back-up generators), except that notwithstanding the foregoing, Lessor shall not be required to exclude from Operating Expenses any costs incurred as a result of Materials in, on or under the Building or the Land resulting from any acts or omissions of Lessee, its agents, employees, sublessees, contractors, invitees or guests, nor shall anything herein affect or diminish Lessee's indemnification of Lessor with respect to Materials as more fully set forth in Section 3 above;

            - costs directly resulting from the gross negligence or willful misconduct of Lessor or its agents, contractors or employees;

            - costs of capital improvements and alterations, repairs or replacements of a capital nature under generally accepted accounting principles (unless such improvements or items are reasonably expected to reduce the expenses of the Building or are made to comply with governmental requirements imposed after the date of this Lease, in which event the cost of any such improvement shall be amortized over the useful life of the improvement, and only the annual amortized portion of such cost will be included in Operating Expenses);

            -     painting or decoration other than public areas;

            - costs of purchasing paintings, sculptures or other art work for display in the Building;

            - interest and amortization of principal, and fees or charges incurred in connection with the financing or refinancing of the Building and the Land;

            -     ground rents;

            - costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

            - costs incurred for any items for which Lessor is reimbursed under a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty"); it being understood and agreed that Lessor shall use good faith efforts to pursue any reimbursement to which it may be entitled under a Warranty;

            - consulting costs and expenses paid by Lessor unless they relate directly to the management or operation of the Building;

            - costs or payments associated with Lessor obtaining air rights or other development rights; and

            - any compensation paid to clerks, attendants or other persons in commercial concessions (excluding the parking facilities serving the

                  Building) operated for profit by Lessor to serve as an amenity to tenants of the Building.

         In the event the Operating Costs of the Building during any calendar year commencing January 1, 2001 and thereafter exceed the amount of "Base Operating Costs," defined to be the amount of Operating Costs actually incurred by Lessor in calendar year 2000, Lessee shall pay to Lessor, as additional rent, Lessee's proportionate share of the portion of the Operating Costs that exceeds the amount of the Base Operating Costs. The term "Operating Costs" is defined as meaning the costs of the cleaning contract and cleaning supplies, and electricity for the Building. The proportionate share to be so paid by Lessee shall be the percentage which the total square feet of the Demised Premises bears to the total square feet of all office space in the Building (approximately 254,633 rentable square feet measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement - January 1, 1989), which is 23.58% (subject to adjustment after final space measurement as provided in Section 1 above), and the amount of said proportionate share to be paid by Lessee shall be the same proportion as the number of days in the calendar year said Demised Premises were leased by Lessee bears to three hundred sixty (360). In the event Lessor installs a separate electric meter or meters for the premises occupied by any other tenant or tenants of the Building, an appropriate adjustment as reasonably determined by Lessor will be made in the electricity cost component of Operating Costs for the tenants of the Building not separately metered.

         As soon as practicable after the first day of January, 2001, and as soon as practicable after each first day of January thereafter during the term of the Lease, Lessor shall submit to Lessee a statement of Lessor's estimate of the amount by which Operating Expenses and Operating Costs for the applicable calendar year (as estimated by Lessor) are expected to exceed the amount of the Base Operating Expenses and the Base Operating Costs, respectively. Commencing with the first day of the month immediately following the delivery of such statement, Lessee will pay to Lessor, as additional rent with Monthly Rent, one-twelfth (1/12th) of Lessee's proportionate share of such excess of estimated Operating Expenses and Operating Costs over Base Operating Expenses and Base Operating Costs, respectively. Lessee shall continue to make said payment monthly thereafter on the first day of each calendar month until the amount of such payment is next adjusted after January 1st of the following calendar year for increases in the amounts of Lessee's proportionate share of Operating Expenses and/or Operating Costs as provided for herein.

         As soon as practicable after the expiration of each calendar year, a determination shall be made of the Operating Expenses and Operating Costs for such calendar year and the amount of the increase (if any) in the Operating Expenses and Operating Costs for such calendar year over the amount of the Base Operating Expenses and the Base Operating Costs respectively. Operating Expenses and Operating Costs for each calendar year shall be those actually incurred, provided, however, that if the Building was not at least ninety-five percent (95%) occupied during the entire calendar year, the Operating

Expenses (including without limitation Real Estate Taxes) and Operating Costs shall be adjusted, using reasonable projections taking into account any leases which are net of electric and/or char service, and only to the extent any items of Operating Expenses or Operating Costs vary with the occupancy level of the Building, to project the Operating Expenses and Operating Costs as if the Building were ninety-five percent (95%) occupied during the entire calendar year by tenants using substantially all Building services. Lessor shall submit to Lessee a statement of the aforesaid determination, including a reasonable breakdown of the categories of expenses and Lessee's aforesaid proportionate share of any increase.

         Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the term of this Lease), Lessee shall pay to Lessor an amount equal to (i) its proportionate share of the increase, if any, in the actual amount of Operating Expenses and/or Operating Costs for the just expired calendar year over the Base Operating Expenses and the Base Operating Costs, respectively, less (ii) the aggregate amount of monthly payments toward additional rent made by Lessee during such calendar year and attributed to the estimated increases in Operating Expenses and/or Operating Costs for such calendar year. If the aggregate amounts of such payments toward additional rent for estimated increases in Operating Expenses and/or Operating Costs paid by Lessee during such calendar year exceeds Lessee's proportionate share of the actual increases in Operating Expenses and/or Operating Costs, the excess shall be credited toward payment of the next installment of Monthly Rent to be paid by Lessee after Lessee receives said statement of Operating Expenses and Operating Costs from Lessor, or if the calculation is prepared after the expiration or earlier termination of this Lease, refunded to Lessee within thirty (30) days after Lessor's determination of the excess.

Lessor shall maintain accurate books and records of Operating Expenses and Operating Costs in accordance with sound accounting practices consistently applied. Provided Lessee shall have given written notice to Lessor within ninety (90) days after Lessor's delivery of an aforesaid statement of determination of Operating Expenses and Operating Costs, and provided further that Lessee shall make prior payment of all amounts due from Lessee pursuant to such statement, Lessee, at its expense except as set forth below, shall have the right, within one hundred eighty (180) days after Lessor's receipt of Lessee's said written notice, and during normal business hours, to audit the books and records of Lessor relating to Lessor's determination of any increase in Operating Expenses and Operating Costs for the calendar year for which Lessor's current determination is being made. Lessee shall keep in confidence all information which it might gain or gather from the examination of Lessor's books and records. Should it be determined by any such audit that the statement of Operating Expenses and Operating Costs submitted to Lessee by Lessor was inaccurate, and Lessor does not contest the result of such audit as provided below, the parties shall promptly make an adjustment to reflect Lessee's actual proportionate share of Operating Expenses and Operating Costs covered by such inaccurate statement, and Lessor shall bear the reasonable cost of such audit if it shall disclose an overstatement of Operating Expenses and Operating Costs by Lessor of five percent (5%) or more.

Nothing herein shall be construed as a waiver of Lessor's right to contest the results of any such audit by Lessee, and Lessor may cause a certified public accountant designated by Lessor to conduct an audit of Lessor's books and records to determine Operating Expenses and Operating Costs for the year in question, provided that such audit by Lessor shall be commenced within forty-five (45) days following receipt of Lessee's audit report. If the results of Lessor's audit are contrary to those of Lessee's audit and Lessor and Lessee cannot resolve their differences within thirty (30) days following receipt of Lessor's audit report, then Lessor and Lessee agree to promptly select another independent certified public accountant to conduct a third audit, and the results of the third audit shall be final and binding on the parties. Each party shall bear the cost of its own audit and shall pay one-half (1/2) of the cost of the third audit, unless the third audit shall also disclose an overstatement of Operating Expenses and Operating Costs by Lessor of five percent (5%) or more, in which event Lessor shall bear the reasonable cost of Lessee's audit and the third audit.

6.       DEPOSIT

         (A) Simultaneously with the execution of this Lease by Lessee, Lessee shall deposit with Lessor the sum of One Hundred Eighty-Three Thousand Eight Hundred Seventy-Five and 56/100 Dollars ($183,875.56) as a cash security deposit to be applied to payment and satisfaction of the Monthly Rent for the first (1st) full calendar month of the term of this Lease. Such cash deposit shall be held by Lessor in an interest-bearing money market account in Lessor's name at Sequoia National Bank, but all interest earned on the cash deposit shall be treated for income tax purposes as accruing for the benefit of, and shall be reported by, Lessee who shall furnish its Employer Identification Number in connection with establishing such money market account. All such interest shall be and become part of the cash deposit for all purposes. Such cash deposit, prior to its being applied to the payment of the said Monthly Rent, shall be security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease, and Lessor shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure any default by Lessee, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary to restore the cash deposit to One Hundred Eighty-Three Thousand Eight Hundred Seventy-Five and 56/100 Dollars ($183,875.56). Any balance of the cash deposit remaining after application to payment and satisfaction of the Monthly Rent for the first (1st) full calendar month of the term of this Lease shall be credited toward payment of the next installment of Monthly Rent to be paid by Lessee.

         (B) Simultaneously with the execution of this Lease by Lessee, Lessee shall also deliver to Lessor an unconditional and irrevocable letter of credit in favor of Lessor in customary form and issued directly by a local bank reasonably acceptable to Lessor in the amount of Two Hundred Thirty Thousand and 00/100 Dollars ($230,000.00) (the

"Letter of Credit Amount") and having an expiration date not earlier than February 28, 2010, or if Lessee delivers to Lessor a letter of credit expiring prior to February 28, 2010, then Lessee shall be required to deliver to Lessor, at least thirty (30) days prior to the expiration of the then current letter of credit, a replacement letter of credit or an amendment or endorsement thereto extending the expiration date of the letter of credit such that there will always be in effect a letter of credit in the Letter of Credit Amount until February 28, 2010. Said letter of credit shall be security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease, and may be drawn upon at any time prior to expiration upon Lessee's default under the terms of this Lease, including, without limitation, Lessee's failure to deliver to Lessor a replacement letter of credit, or an amendment or endorsement thereto, on or before thirty (30) days prior to the expiration of the then current letter of credit as required by the preceding sentence. Accordingly, Lessor shall have the right, but shall not be obligated, to present said letter of credit for payment and apply the proceeds to cure Lessee's default, in which event Lessee shall be obligated to promptly deposit with Lessor cash or additional letters of credit in an amount sufficient to restore the additional deposit held by Lessor to the Letter of Credit Amount.

         (C) In the event Lessee is in default under any of the provisions of this Lease beyond the expiration of any applicable notice or cure period, said cash deposit and/or the proceeds of said letter of credit shall not be deemed liquidated damages and Lessor may apply the said cash deposit and/or the proceeds of said letter of credit to reduce Lessor's damages, and such application of the deposit shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor that are allowed under this Lease. In the event of the sale or transfer of Lessor's interest in the Building, Lessor shall have the right to transfer or assign said cash deposit and/or letter of credit to the purchaser or transferee, in which event the new lessor shall become vested with all rights and obligations with respect thereto, and Lessor released therefrom.

         (D) Upon the expiration or earlier termination of this Lease, Lessor shall return to Lessee the letter of credit or so much of the letter of credit proceeds retained by Lessor and the cash portion of the security deposit as has not been applied or entitled to be held by Lessor to be applied to cure any and all defaults by Lessee occurring prior to the expiration or earlier termination of this Lease.

7.       ASSIGNMENT AND SUBLETTING

         (A) Lessor's Prior Consent Required. Lessee and Lessee's representatives, successors and assigns will not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Demised Premises, or any part thereof, without obtaining the prior written consent of Lessor, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Lessor (which consents shall not be unreasonably withheld, conditioned or delayed, subject to and as more fully provided in Subsection (B) below). Lessee shall reimburse Lessor for all costs and expenses, including reasonable attorney's fees, architect's fees and engineer's fees, which Lessor incurs by reason of or in connection with any assignment or sublease by Lessee (whether or not permitted under this Lease), and all negotiations, reviews and actions with respect thereto, which sums shall be due and payable as additional rent hereunder within thirty (30) days after receipt of a statement of such costs and expenses from Lessor; provided, however, that in no event shall Lessee's obligation for reimbursement to Lessor for such costs and expenses exceed the aggregate sum of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) per assignment or sublease transaction. Notwithstanding anything to the contrary herein contained, Lessee may assign this Lease or sublet the Demised Premises or any part thereof without Lessor's consent (but upon prior written notice to Lessor) if and only if such assignment or subletting is to or with any current or future subsidiary or affiliate of Lessee. A "subsidiary" of Lessee shall mean any corporation not less than fifty percent (50%) of whose outstanding voting stock shall, at the time, be owned by Lessee. An "affiliate" of Lessee shall mean any corporation, partnership or limited liability company which controls or is controlled by or is under common control with Lessee, "control" meaning the power to direct or cause the direction of the management and policy of a corporation, partnership or limited liability company through the ownership of voting securities, partnership interests, or membership interests, as the case may be. An affiliate of Lessee shall also mean any successor corporation to Lessee by merger, consolidation, non-bankruptcy reorganization or governmental action, or which acquires all or substantially all of the property and assets of Lessee, so long as such successor corporation assumes Lessee's obligations under this Lease and has a net worth at least equal to that of Lessee on the date hereof. Further, for purposes of this Lease, the sale of Lessee's capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Lease or the Demised Premises requiring Lessor's consent.

         (B) Qualifications of Subtenant. Subject to the provisions of Subsection (C) hereof, if all of the following conditions are met, Lessor shall not withhold its consent hereunder to any sublease by Lessee (the words "sublease" or "subtenant" as used in this Subsection (B) and in Subsection (C) below to include an assignment and an assignee, respectively), it being understood that Lessor's right to withhold consent if the following conditions are not met is a material consideration for Lessor's agreement to enter into this Lease.

                  (i) Lessee must first notify Lessor, in writing, of any proposed sublease, at least thirty (30) days prior to the effective date of such proposed sublease. The notice to Lessor must include a copy of the proposed sublease and a copy of the proposed subtenant's most recent financial statement, in form and content reasonably satisfactory to Lessor;

                  (ii) The subtenant must have a credit rating satisfactory to Lessor in Lessor's reasonable judgment;

                  (iii) The sublease must be expressly subject and subordinate to this Lease, must require that any subtenant must comply with and abide by all of the applicable terms of this Lease, and must provide that any termination of this Lease shall extinguish the sublease as well;

                  (iv) The subtenant may not change the use of the premises or propose to conduct its business in a manner which, in Lessor's reasonable judgment, is not appropriate for a first class office building in the Metropolitan Washington, D.C. Area;

                  (v) The subtenant may not be a tenant, subtenant, or other occupant of any part of the Building, unless there is no other comparable space in the Building available to offer the subtenant; and

                  (vi)    The Lessee may not be in default under this Lease.

         (C) Lessor's Right of First Refusal. Lessor shall have the right, within fifteen (15) days after receipt of the notice from Lessee required under Subsection (B)(i) above that Lessee proposes to sublease all or a portion of the Demised Premises (it being understood and agreed that Lessee may implement the provisions of this Subsection (C) upon delivery of Lessee's self-initiated proposal to sublease all or a portion of the Demised Premises, and that Lessee need not have in hand a third party offer or proposal to sublease all or a portion of the Demised Premises), to elect (i) to sublet the Demised Premises from Lessee for the sublease term proposed by Lessee at the rent then being paid by Lessee for the Demised Premises under Section 4 hereof (or that portion thereof which Lessee proposes to sublease) by a proportionate reduction in the rent as hereinafter set forth; (ii) to terminate this Lease, effective on the date the proposed sublease is to commence, in its entirety if Lessee intends to so sublet all of the Demised Premises for substantially all of the remainder of the term of this Lease or, if Lessee proposes to sublet a portion of the Demised Premises for substantially all of the remainder of the term of this Lease, to terminate this Lease only with respect to such portion of the Demised Premises; or (iii) consent to the sublease proposal in which event Lessee shall continue to pay rent as provided in Section 4 hereof and, in addition, Lessee shall be required to pay Lessor each month during the term of the sublease and within five (5) business days of receipt of rent from the sublessee, forty-five percent (45%) of the amount of rent payable by such sublessee in excess of the amount of rent payable by Lessee hereunder with respect to the portion of the Demised Premises sublet. Upon exercise by Lessor of either of the options set forth in subclauses (i) or (ii) above, Lessee shall have the right to rescind its sublease proposal by prompt written notice to Lessor within five (5) days after receipt of Lessor's exercise notice, and unless Lessee so rescinds its sublease proposal, Lessee shall surrender the Demised Premises or such portion thereof, as the case may be, to Lessor, and thereafter the rent to be paid by Lessee pursuant to Section 4 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Lessee bears (if any) to the total square foot area of the Demised Premises. Further, if only a portion of the Demised Premises is so surrendered by Lessee, Lessor shall be responsible, at its cost and expense, for demising such surrendered portion of the Demised Premises and the remaining portion of the Demised Premises retained by Lessee, which work shall be accomplished in a good and workmanlike manner and in accordance with all applicable codes. In the event that Lessor does not exercise its right to sublet the Demised Premises, or such portion thereof, as the case may be, or to terminate this Lease within said thirty (30) day period, Lessee shall have the right, subject to the provisions of subclause (iii) above, to sublet the Demised Premises or a portion thereof after first obtaining the written consent of Lessor as provided in Subsection (A) above. Upon exercise by Lessor of the option set forth in subclause (iii) above, Lessee covenants and agrees to provide Lessor with quarterly statements, prepared and verified by Lessee's chief financial officer, stating the amount of rent received by Lessee from its subtenant(s) during such quarterly period. If such statement shows Lessee failed to make the full payments required by subclause (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Lessee, as additional rent hereunder.

         (D) Transfer of Interest in Lessee. Subject to the provisions of Subsection (A) hereof, any transfer after the date hereof, whether to one or more persons or entities and whether at one or more different times, of a controlling interest in Lessee (regardless of whether Lessee is a corporation, partnership, or other entity) whether voluntarily, by operation of law, or otherwise, shall be deemed an assignment of this Lease within the meaning of this Section 7.

         (E) No Waiver or Release. The consent by Lessor to any assignment or subletting shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Lessee from any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Lessee from obtaining the consent in writing of Lessor to any further assignment or subletting. Lessee and any guarantor shall remain fully responsible and liable for all of Lessee's obligations under this Lease, and the assignee, subtenant or occupant shall automatically be jointly and severally liable to the extent of the assigned, sublet or occupied portion of the Demised Premises. Lessee hereby assigns to Lessor the rent due from any assignee, subtenant or occupant of Lessee and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Lessor, at Lessor's option, in the event of any default by Lessee under the terms of this Lease.

8.       PRE-OCCUPANCY TENANT WORK

         Lessor shall, at its expense, deliver the Demised Premises as a shell in accordance with Exhibit B (the "Lessor's Work"). The floor to floor height shall provide for a finished ceiling height of 8'6", the floor load capacity shall accommodate 80 pounds live load and 20 pounds partition load, and the column spacing on the floors shall be approximately 25' by 25'. Lessor's Work shall also include sprinklering the Demised Premises in Lessor's standard grid pattern subsequent to the Possession Date. Lessor and Lessee shall reasonably cooperate in coordinating such sprinklering work with Lessee's Pre-occupancy Tenant Work. Lessee shall be responsible for the relocation of sprinkler heads from the standard grid pattern, as well as the installation of additional sprinkler heads.

         Any and all tenant work and installations desired by Lessee for its initial occupancy of the Demised Premises and shown on mutually approved working drawings ("Pre-occupancy Tenant Work") shall be undertaken by Lessee at its cost and expense (subject to the cash allowance provided for below), shall be subject to the written approval of Lessor, and shall not be commenced until such approval is obtained. Provided the Pre-occupancy Tenant Work shall incorporate and conform with the Tenant Improvement Standards set forth in Exhibit B or comparable alternate components, Lessor's approval shall not be unreasonably withheld, conditioned or delayed; it being understood that Lessor's decision will otherwise be based upon aesthetics, as well as the effect which any improvements to be constructed may have on the structure of the Building and its mechanical, plumbing and electrical systems. All Pre-occupancy Tenant Work shall be done in accordance with the plans and specifications prepared by Lessee's contractor or architect and as approved by Lessor, and shall be subject to the provisions of the Lease applicable to Alterations set forth in Section 9 below.

         From time to time as Lessee's plans and specifications for Pre-occupancy Tenant Work, including without limitation mechanical, fire protection, electrical and plumbing ("MEP") plans, are being prepared and have been developed to a stage reasonably sufficient and appropriate for review by Lessor, Lessee shall submit the same to Lessor. Lessee shall provide to Lessor such other information as Lessor may reasonably request in order to complete its review of Lessee's preliminary and final plans and specifications. No construction of any Pre-occupancy Tenant Work will be commenced until Lessor's written approval of Lessee's final plans and specifications is granted or deemed granted as herein provided.

         Within ten (10) days after Lessor receives the first set of preliminary plans and specifications from Lessee, within five (5) business days after Lessor receives the second (2nd) submission of preliminary plans and specifications from Lessee, and within two (2) business days after each subsequent submission of preliminary plans and specifications and final plans and specifications by Lessee, Lessor shall notify Lessee in writing as to whether Lessor approves or disapproves such plans and specifications. If Lessor disapproves the same, Lessor shall state, to the extent possible, its specific objections, and Lessee shall promptly thereafter resubmit plans and specifications revised to satisfy those objections. Within two (2) business days after Lessor receives such resubmittals of plans and specifications, Lessor shall notify Lessee in writing as to whether Lessor approves or disapproves such resubmittals of plans and specifications. If Lessor fails to respond within the required period as to either the initial respective submission of Lessee's plans and specifications or such resubmittals thereof, Lessor's approval shall be deemed granted. When Lessor approves Lessee's final plans and specifications, a copy thereof shall be initialed by Lessor and Lessee for identification purposes. Upon such approval of Lessee's final plans and specifications, and Lessor's written notice to Lessee that the Lessor's Work has progressed to a stage sufficient to permit Lessee to commence the construction of its Pre-Occupancy Tenant Work, Lessee, its employees, agents and contractors, may enter upon the Demised Premises at reasonable times for the purpose of installing Pre-occupancy Tenant Work, trade fixtures and other equipment for the conduct of Lessee's business upon the Demised Premises; provided, however, that any such pre-Commencement Date entry by Lessee shall be upon the terms and conditions of this Lease, including Lessee's indemnification of Lessor pursuant to Section 18 below, and excluding only Lessee's obligation to pay rent; and provided further that any such pre-Commencement Date entry by Lessee will not interfere with or unreasonably delay Lessor in the completion of the Lessor's Work or other construction activity on or within the Building.

         If Lessee elects to undertake its own construction management (or retain a third party construction manager) with respect to Pre-occupancy Tenant Work, Lessee shall pay to Lessor a plan review and coordination fee (the "Plan Review Fee") in an amount equal to one percent (1%) of the hard cost of the Pre-occupancy Tenant Work, payable prior to the commencement of any Pre-occupancy Tenant Work. If Lessee elects to retain Lessor's Management Agent to perform construction management services with respect to Pre-occupancy Tenant Work, then in lieu of the Plan Review Fee, Lessee shall pay to Lessor a construction management fee (the "Construction Management Fee") in an amount equal to four percent (4%) of the hard cost of the Pre-occupancy Tenant Work, payable in equal monthly installments over the estimated course of construction of the Pre-occupancy Tenant Work. With respect to the Pre-occupancy Tenant Work, Lessee must elect either to (i) undertake its own construction management (or retain a third party construction manager), or (ii) retain Lessor's Management Agent to perform construction management services. Further, Lessee may elect to use Girard Engineering as its MEP engineer. Lessee's selection of any other MEP engineer shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld, and shall also be subject to Lessee's payment of Girard Engineering's fee (the "MEP Plan Review Fee," which shall not exceed $6,000.00) to review the MEP plans prepared by any other MEP engineer. The payment of the Plan Review Fee, the Construction Fee or the MEP Plan Review Fee, as the case may be, shall constitute additional rent, and in the event of nonpayment thereof by Lessee, Lessor shall have all the rights and remedies set forth in this Lease with respect to nonpayment of rent.

         Lessor shall pay to Lessee, on the following terms and conditions, a cash allowance of up to Two Million One Hundred One Thousand Four Hundred Thirty-Five and 00/100 Dollars ($2,101,435.00) (the "Construction Allowance") (subject to adjustment upward or downward after final space measurement as provided in Section 1 above, such adjustment to be computed at the rate of $35.00 per square foot), to be applied to the payment of the cost and expense incurred by Lessee in the design and construction of the Pre-occupancy Tenant Work, including (i) the hard cost of the Pre-occupancy Tenant Work, (ii) the costs of permits, space planning, architectural, engineering and design fees,
(iii) the Plan Review Fee, the Construction Management Fee, or the MEP Plan Review Fee, as the case may be, and (iv) telecommunications systems and equipment and computer cabling installed in the Demised Premises. Any balance of the Construction Allowance remaining after such application to the cost and expense of the Pre-occupancy Tenant Work shall be applied to reimburse Lessee for direct moving expenses incurred in the relocation of Lessee's furniture and equipment from their current location to the Demised Premises. In the event any further balance of the Construction Allowance remains after application to reimburse Lessee for such moving expenses, then such further balance of the Construction Allowance shall be escrowed in a form and manner satisfactory to Lessor's permanent lender for application to the payment and satisfaction in whole or in part, as the case may be, of the Monthly Rent for the second (2nd) full calendar month of the term of this Lease and each consecutive calendar month thereafter, if required, until such further balance of the Construction Allowance is exhausted.

         The Construction Allowance shall be disbursed as the Pre-occupancy Tenant Work progresses upon Lessee's submission of a requisition statement, not more frequently than monthly, with supporting invoices representing the cost of all Pre-occupancy Tenant Work since Lessee's last requisition, together with evidence of payment of the cost of all Pre-occupancy Tenant Work covered by the last requisition. Lessee shall also submit lien waivers by all contractors and suppliers employed by Lessee for the Pre-occupancy Tenant Work. Lessor shall have the right to verify all such invoices, and after inspection and approval by Lessor and its architect of the Pre-occupancy Tenant Work, which approval shall not be unreasonably withheld or delayed, Lessor shall pay to Lessee or its contractor an amount equal to the approved requisition sum; provided, however, that in no event shall Lessor's total liability for such payments exceed the Construction Allowance. All Pre-occupancy Tenant Work, whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall become and remain the property of Lessor and be surrendered with the Demised Premises upon the expiration or earlier termination of this Lease.

         The selection of Lessee's contractor(s) to perform Pre-occupancy Tenant Work shall be subject to the prior written approval of Lessor. Approval of a contractor by Lessor shall be based upon the contractor being properly licensed and insured in accordance with Section 18(D) below, his financial posture, experience and past job performance. Lessor's approval of Lessee's contractor(s) shall not be unreasonably withheld, conditioned or delayed. If Lessor fails to respond, within five (5) business days, to Lessee's request for contractor approval accompanied by satisfactory evidence of the respective contractor's required qualifications set forth above, Lessor's approval shall be deemed granted. Lessor may further require that Lessee obtain and deliver to Lessor written and unconditional waivers of mechanic's and materialmen's liens upon the Land and Building for all work, labor and services to be performed, and materials to be furnished in connection with such work, signed by all contractors, subcontractors, and materialmen to become involved in such work. Lessor shall have the right to inspect and approve all work performed by Lessee's contractors. Further, all provisions of Section 10 below shall apply to all work performed by Lessee's contractors.

         Lessee shall not be required to remove or alter any Pre-occupancy Tenant Work at the expiration or earlier termination of the term of the Lease.

9.       ALTERATIONS

         After Lessee's initial occupancy of the Demised Premises and installation of Lessee's approved Pre-occupancy Tenant Work, Lessee shall make no alterations, installations, additions or improvements (herein collectively called "Alterations") in or to the Demised Premises or the Building without Lessor's prior written consent. Items of a cosmetic nature and decorative modifications which do not adversely affect the structure of the Building or its mechanical, plumbing or electrical systems, are not deemed Alterations. Similarly, improvements which do not require a building permit, and which do not adversely affect the structure of the Building or its mechanical, plumbing or electrical systems, are not deemed Alterations. Consent by Lessor to Lessee's Alterations shall not be unreasonably withheld, conditioned or delayed, except that Lessor may withhold its consent for any reason with regard to requested Alterations by Lessee which adversely affect the structure of the Building or the mechanical, plumbing or electrical systems of the Building. Lessee, at its sole cost and expense, must provide Lessor with a copy of the original or revised full-floor mechanical and electrical plans for the floor or floors on which the Alterations are to be made, revised by the Building architect and engineers to show Lessee's proposed Alterations. If any Alterations are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work. All Alterations shall be made at Lessee's sole expense, at reasonable times and in a workmanlike manner, and only by such contractors or mechanics as are approved in writing by Lessor. Approval of contractors or mechanics by Lessor shall be based upon the contractors or mechanics being properly licensed and insured in accordance with
Section 18(D) below, their financial posture, experience and past job performance. Lessor's approval of such contractors or mechanics shall not be unreasonably withheld, conditioned or delayed. If Lessor fails to respond, within five (5) business days, to Lessee's request for contractor approval accompanied by satisfactory evidence of the respective contractor's required qualifications set forth above, Lessor's approval shall be deemed granted. Lessor may further require that Lessee obtain and deliver to Lessor written and unconditional waivers of mechanics' and materialmen's liens upon the Land and the Building for all work, labor and services to be performed, and materials to be furnished, in connection with any permitted Alterations, signed by all contractors, subcontractors and materialmen to become involved in any permitted Alterations. Lessor shall not be liable for any damages or losses caused by Lessee's contractors, and, as between Lessor and Lessee, Lessee agrees to pay any and all expenses, claims or damages to person or property which may arise directly or indirectly by reason of making any Alterations, all in accordance with Sections 10, 16 and 18(B) below.

         All Alterations to the Demised Premises, whether made by Lessor or Lessee, and whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor. Notwithstanding the foregoing, however, and provided this Lease shall remain free from default by Lessee, any Alterations, fixtures or any other property installed in the Demised Premises at the sole expense of Lessee and with respect to which Lessee has not been granted any credit or allowance by Lessor, whether pursuant to Exhibit B or otherwise, and which were designated for such removal on Lessee's plans and specifications therefor and can be removed without causing material damage to the Demised Premises and the Building or the Demised Premises, shall be and remain the property of Lessee. In the event Lessee removes any of these Alterations and the like, Lessee agrees to repair any damage to the Building caused by said removal and to restore the Demised Premises to a condition no less than that existing on the Commencement Date, normal wear and tear and damage by the elements, fire and other casualty excepted. Any replacements of any property or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and remain the property of Lessor.

         Lessor, at the time Lessor consents to the Alterations, may elect to require Lessee to remove all or any part of the Alterations made by Lessee subsequent to the Commencement Date, it being understood and agreed, however, that in no event shall Lessor require Lessee to remove any Alterations which are in the nature of normal office improvements. Removal of Lessee's Alterations shall be at Lessee's cost and expense, and Lessee shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

         Lessee shall remove all of Lessee's property at the expiration or earlier termination of the Lease. In the event Lessee does not remove Lessee's property at the expiration or earlier termination of the Lease, such property shall become the property of Lessor.

         In the event Lessee fails to remove its property or the Alterations which it is required to remove on or before the expiration, or earlier termination, of the term of the Lease, then and in such event, Lessor may remove such property and Alterations from the Demised Premises at Lessee's expense, and Lessee hereby agrees to pay to Lessor, as additional rent, the reasonable cost of such removal together with any and all reasonable damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same. Said amount of additional rent shall be due and payable upon receipt by Lessee of a written statement of costs and damages from Lessor.

10.      MECHANIC'S LIEN

         If any mechanic's lien is filed against the Demised Premises, or the Building of which the Demised Premises are a part, for work claimed to have been done for Lessee or materials claimed to have been furnished to Lessee, such mechanic's lien shall be discharged by Lessee, at its sole cost and expense, within twenty (20) days (or such shorter period as may be necessary to avoid a foreclosure or to allow Lessor to finance or sell the Building without restriction or qualification) from the date Lessee receives written demand from Lessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such mechanic's lien, Lessor may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Lessee of a written statement of costs from Lessor. It is hereby expressly covenanted and agreed that such discharge of any mechanic's lien by Lessor shall not be deemed to waive or release Lessee from its default under the Lease for failing to discharge the same. Lessee will indemnify and hold harmless Lessor from and against any and all expenses, liens, claims or damages to person or property which may or might arise as a result of Lessee undertaking Pre-occupancy Tenant Work in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises, provided that any such expense, lien, claim or damages did not arise out of the negligence or willful misconduct of Lessor, its agents, employees or contractors.

11.      MAINTENANCE BY LESSEE

         Subject to Lessor's obligations under Section 15, Lessee will keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof and will suffer no waste or injury thereto. At the expiration or other termination of the term of this Lease, Lessee will surrender the Demised Premises broom clean and in the same order and condition in which they were on the Commencement Date, except for ordinary wear and tear, damage by the elements, fire and other insured casualty, and permitted Alterations and Pre-occupancy Tenant Work which Lessee is not required to remove.

12.      SIGNS AND ADVERTISEMENTS

         No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building so as to be visible from outside the Demised Premises, except with Lessor's prior written consent and then only in such place, number, size, color and style (i.e., Building standard lettering) as is authorized by Lessor. If any such sign, advertisement or notice is exhibited without first obtaining Lessor's written consent, Lessor shall have the right to remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor by said removal. Signs within the Demised Premises and not generally visible from outside the Demised Premises shall not require Lessor's consent.

         Lessor agrees to display Lessee's name on the Building directory or directories in the size and style of lettering used by Lessor. The initial directory listings will be at Lessor's expense. Any changes thereto will be at Lessee's expense. The number of individual names listed on the Building directory or directories shall be subject to such limitation as shall be established from time to time by Lessor, but in no event shall Lessee be entitled to less than one hundred twenty (120) individual listings on the Building directory. On any multi-tenanted floor occupied by Lessee, Lessee may display its name on either the main entry door of the Demised Premises or the adjacent corridor wall, as directed by Lessor, in Building standard color, size and style of lettering, to be furnished by Lessor at Lessee's expense. On any full floor occupied by Lessee, Lessee may elect to display its name or corporate logo using alternative materials, colors and lettering, provided the same are in keeping with the standards of a first-class office building in the Bethesda-Chevy Chase market area and shall be subject to the prior approval of Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

         Lessor shall have the right to prohibit any published advertisement of Lessee which references the Building and in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a high quality office building, and, upon written notice from Lessor, Lessee shall immediately refrain from and discontinue any such advertisement.

         Lessor agrees that so long as Lessee is not in default of its obligations under this Lease beyond the expiration of any applicable notice and cure period, and so long as Lessee continues to occupy the single largest amount of rentable area in the Building (except for Discovery Communications, Inc.) (the "Occupancy Test"), Lessee shall have the right, during the term of this Lease and at its sole cost and expense, to elect to display the trade name "COSTAR" or "RIG" on the northern facade of the Building under the roof structure (the "Building Sign"). In the event Lessee shall become known by a trade name other than "COSTAR" or "RIG", Lessee may display such other trade name on the Building Sign in lieu of "COSTAR" or "RIG", provided that the location and dimensions of the Building Sign shall remain unchanged, and Lessor must first approve in writing any other change in the Building Sign (including the change of the trade name displayed), which approval shall not be unreasonably withheld, conditioned or delayed. If Lessee elects to install the Building Sign, such election shall be made by written notice thereof to Lessor at least thirty (30) days prior to installation of the Building Sign. Lessee shall simultaneously submit to Lessor for its approval a detailed sign rendering and specifications depicting the precise location, graphics and materials of the Building Sign, as well as the manner of affixing the Building Sign to the Building. Lessor's approval shall not be unreasonably withheld, provided that the Building Sign shall be constructed of metal letters (not to exceed the size of the letters in the "Oracle" sign currently affixed to the southern facade of the adjacent building known as Three Bethesda Metro Center) pinned directly to the Building, and the Building Sign may be backlit, but shall not include any sign surface behind the letters.

         If Lessee elects to install the Building Sign, Lessee shall be responsible for obtaining any permits necessary for the installation of the Building Sign, and shall otherwise comply with all laws, ordinances and regulations governing the erection, installation and maintenance of signs. Without limiting the generality of the foregoing, Lessee shall maintain the Building Sign in a neat appearance and in good working order consistent with the character of the Building as a first-class office building in the Bethesda Central Business District. If Lessee fails to do so, Lessor may, but shall not be obligated, to do the same, and the cost thereof to Lessor shall be due and payable by Lessee as additional rent hereunder within thirty (30) days after receipt by Lessee of a written statement of costs from Lessor. Promptly upon expiration or termination of this Lease, Lessee agrees to remove the Building Sign and fully repair and restore in a good and workmanlike manner any portion of the Building or its facade damaged by installation and removal of the Building Sign.

         Further, if Lessee no longer satisfies the Occupancy Test, Lessor shall have the right to require Lessee to remove the Building Sign within thirty (30) days after written notice from Lessor, and fully repair and restore in a good and workmanlike manner any portion of the Building or its facade damaged by installation and removal of the Building Sign. If Lessee fails to do so, Lessor may, but shall not be obligated to do the same, and the cost thereof to Lessor shall be due and payable by Lessee as additional rent hereunder within thirty (30) days after receipt by Lessee of a written statement of costs from Lessor. Effective upon the date of such removal of the Building Sign because Lessee no longer satisfies the Occupancy Test, or in the event Lessee otherwise elects to remove the Building Sign and fully repair and restore in a good and workmanlike manner any portion of the Building or its facade damaged by installation and removal of the Building Sign (in which event Lessee shall have no further right to re-install the Building Sign), the then Monthly Rent and all subsequent Monthly Rent due and payable pursuant to Section 4 above shall be recomputed using the following annual rental rates per rentable square foot as applicable to the Lease Year in which the Building Sign is so removed and all subsequent Lease Years:

                                               Per Square Foot
                Lease Period                 Rate for Adjustment
                ------------                 -------------------
         First (1st) Lease Year                     $36.00
         Second (2nd) Lease Year                    $36.90
         Third (3rd) Lease Year                     $37.82
         Fourth (4th) Lease Year                    $38.77
         Fifth (5th) Lease Year                     $39.74
         Sixth (6th) Lease Year                     $40.73
         Seventh (7th) Lease Year                   $41.75
         Eighth (8th) Lease Year                    $42.79
         Ninth (9th) Lease Year                     $43.86
         Tenth (10th) Lease Year                    $44.96


         Notwithstanding the foregoing, if Lessor elects to require removal of the Building Sign because Lessee no longer satisfies the Occupancy Test, then within fifteen (15) days after receipt of Lessor's written notice to remove the Building Sign, time being of the essence, Lessee may elect by written notice to Lessor within the said 15-day period, to elect to retain the Building Sign on the Building facade if, and only if, Lessee shall simultaneously in such written notice to Lessor (i) irrevocably exercise its option to lease the entire fifth (5th) floor of the Building when it becomes available in 2004, with the rent therefor to be determined as nearly as practicable in accordance with Section 36 below, but without any right on the part of Lessee to rescind the exercise of its option, or (ii) irrevocably elect to extend the initial term of this Lease for one (1) additional period of two (2) years upon the same terms and conditions as contained in this Lease, including, without limitation, the continued cumulative escalation of Monthly Rent at two and one-half percent (2.5%) per year without interruption from the initial term to the said 2-year period and throughout the said 2-year period, or (iii) irrevocably elect to increase the then Monthly Rent and all subsequent Monthly Rent due and payable pursuant to Section 4 above if Lessee elects to install the Building Sign (all expressed as an annual rental rate per rentable square foot) by Fifty Cents ($0.50) per rentable square foot. Upon any such election by Lessee, Lessor shall prepare, and Lessor and Lessee shall promptly execute and deliver, an addendum to this Lease amending the applicable provisions thereof.

13.      DELIVERIES AND MOVING OF LESSEE'S PROPERTY

         No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except in the manner and during the times approved by Lessor. Lessee shall obtain Lessor's determination prior to moving said property into the Building, it being understood and agreed that Lessor shall provide Lessee with reasonable access to the Building's loading dock for the purpose of delivering to the Demised Premises materials for Lessee's Pre-occupancy Tenant Work, as well as Lessee's furniture, equipment and other personal property. Further, at the time of Lessee's initial move-in, Lessor will either (i) make the Building's freight elevator available for Lessee's exclusive use for a reasonable period of time necessary to accomplish the move-in on a timely and efficient basis, or (ii) coordinate use of the freight elevator by Lessee and others so as to otherwise accomplish Lessee's move-in on a timely and efficient basis. Any such activity undertaken by Lessee shall be subject to Lessee's responsibility for damage in accordance with Section 16 below. All moving of furniture, equipment and other material within the public areas shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same. Lessor shall have the sole right to determine the load capacities of the elevators of the Building and to determine if Lessee's property can be safely transported in the elevators. Lessee agrees promptly to remove from the sidewalks adjacent to the Building any of the Lessee's furniture, equipment or other material there delivered or deposited.

14.      LESSEE'S EQUIPMENT

         Lessee will not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, word processing machines, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, personal computers, servers, office kitchen equipment and other business machines and equipment normally employed for general office use which do not require high electricity consumption (that is, in excess of five (5) watts per rentable square foot) for operation, without first obtaining the prior written consent of Lessor, who may condition such consent upon payment by Lessee of additional rent as compensation for additional consumption of electricity and/or other utility services. Such additional rent shall be in addition to Lessee's obligations, pursuant to the section of this Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES," to pay its proportionate share of increases in Operating Costs.

         If any portion or all of Lessee's equipment shall require electricity consumption in excess of the capacity of the electrical system installed by Lessor in the Demised Premises (five (5) watts per rentable square foot), all additional transformers, distribution panels and wiring that may be required to provide the amount of electricity required for Lessee's equipment shall be installed by Lessor at the cost and expense of Lessee. If Lessee's equipment shall cause Lessee's consumption of electricity to exceed an average of five
(5) watts per rentable square foot, if any particular item of Lessee's equipment shall consume electricity in excess of five (5) watts per rentable square foot, or if such equipment is to be consistently operated beyond the normal Building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 2:00 p.m. on Saturday, Lessor may install at its option, but at Lessee's sole cost and expense (i) a separate electric meter for the Demised Premises, or (ii) a separate meter for the specific equipment that is causing Lessee's excessive consumption of electricity. In the event Lessor installs a separate meter for the Demised Premises, Lessee shall then pay the cost of electricity it consumes as recorded by such meter directly to the electric company, and an appropriate adjustment as reasonably determined by Lessor will be made to Lessee's proportionate share of Operating Costs to reflect Lessee's reduced consumption of electricity because of such separate metering of the Demised Premises. In the event Lessor separately meters the specific equipment, Lessee shall be billed periodically by Lessor based upon such consumption and no adjustment shall be made to Lessee's proportionate share of Operating Costs nor to the Operating Costs of those tenants not separately metered.

         Except as shown on Lessee's plans and specifications for its Pre-occupancy Tenant Work as approved by Lessor, and subject to Lessee's obligations with respect to excess utility consumption or other costs in accordance with the provisions of this Lease, Lessee shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining prior written consent of Lessor. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenant in the Building shall be installed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

         Lessor understands that Lessee's plans and specifications for its Pre-occupancy Tenant Work may depict the installation of one (1) or two (2) rooftop air handling units (the "Units") to serve a supplemental HVAC system to be installed by Lessee in the Demised Premises. In that event, Lessee shall have the non-exclusive right to install and maintain the Units at a location on the structural roof of the Building to be mutually agreed upon, with the method of installation to be specified in such plans and specifications, it being understood that no roof penetrations which would void Lessor's roof warranty or prejudice the water tight integrity of the roof will be permitted. Lessee shall also be granted access to existing wetstacks, flues and chases within the Building to run piping and electrical feeds from the Demised Premises to the Units in accordance with Lessee's plans and specifications to be approved by Lessor. Such use of the rooftop space of the Building for the Units and access to existing wetstacks, flues and chases shall be without additional charge or fee payable by Lessee to Lessor, except as expressly set forth in this paragraph. Lessee shall have sole responsibility for the maintenance, repair and replacement of the Units. Further, the ownership, installation, use maintenance and removal of the Units shall be at Lessee's sole cost and risk. Except to the extent caused by the negligence or willful misconduct of Lessor, its agents, employees or contractors, Lessee agrees to save Lessor harmless from and against all claims, actions, damages, liability and expenses, including reasonable attorney's fees, arising from or relating to the ownership, installation, use and operation, maintenance and repair, and removal of the Units. To insure such indemnity, all of Lessee's insurance policies required under this Lease shall, if reasonably requested by Lessor, include the Units as an insured risk. Upon the expiration or earlier termination of the term of this Lease, Lessee shall remove any Units then installed, and repair in a good and workmanlike manner any portion of the Building or the roof damaged by such removal. In the event Lessee fails to so remove the Units, Lessor may remove and dispose of the Units, at Lessee's cost and expense, without liability for any property of Lessee or any third party so disposed of or removed by Lessor.

         Lessor shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, data processing equipment, record and file systems, and safes which Lessee intends to install or locate within the Demised Premises. Lessee shall obtain Lessor's prior review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) before installing or locating heavy equipment and fixtures in the Demised Premises, and if installation or location of such equipment or fixtures, in Lessor's opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, and Lessor elects to make such structural modifications or reinforcement, it being understood that Lessor shall have no obligation to do so, Lessee agrees to pay to Lessor any and all costs incurred by Lessor to make such required modifications or reinforcements, and such modifications or reinforcements shall be completed prior to Lessee installing or locating such equipment or fixtures in the Demised Premises. Lessee shall pay one-half (1/2) of said costs upon its approval of the cost estimates therefor and the entire remaining balance of such costs when the work is complete as determined by Lessor's architect and/or engineer.

         Subject to the following terms and conditions, Lessee shall have the non-exclusive right to install an emergency generator (the "Generator") at a location on the structural roof of the Building to be mutually agreed upon. Such use of the rooftop space of the Building for the Generator shall be subject to the payment by Lessee to Lessor of an annual license fee in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00), subject to annual escalations equal to two and one-half percent (2-1/2%) of the license fee payable for the immediately preceding yearly period, payable upon the date of installation of the Generator and on each anniversary thereof during the term of this Lease, the payment of which shall constitute additional rent hereunder. The Generator shall be fueled by connection to the existing diesel fuel supply line running from a 550 gallon fuel storage tank on the P-4 level of the Building to Lessor's emergency generator for the Building also located on the structural roof of the Building. Lessor shall maintain the said fuel storage tank as an Operating Expense, but Lessor and Lessee shall reasonably and in good faith endeavor to agree upon an equitable proration of the costs of any diesel fuel actually consumed in the operation of the Generator and Lessor's emergency generator for the Building. Prior to installation of the Generator, Lessee shall deliver to Lessor for its approval, which approval shall not be unreasonably withheld or delayed, (i) a description of the precise Generator Lessee desires to install, including complete technical and design specifications, and the method of installation, it being understood that no roof penetrations which would void Lessor's roof warranty or prejudice the water tight integrity of the roof will be permitted, (ii) the proposed roof location of the Generator, and (iii) such other information as Lessor may reasonably request. Lessee shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for the installation and operation of the Generator and pay all fees attendant thereto; and Lessee shall have the sole responsibility for the maintenance, repair and replacement of the Generator. Further, the ownership, installation, use, maintenance and removal of the Generator shall be at Lessee's sole cost and risk. Except to the extent caused by the negligence or willful misconduct of Lessor, its agents, employees or contractors, Lessee agrees to save Lessor harmless from and against all claims, actions, damages, liability and expenses, including reasonable attorney's fees, arising from or relating to the ownership, installation, use and operation, maintenance and repair, and removal of the Generator. To insure such indemnity, all of Lessee's insurance policies required under this Lease shall include the Generator as an insured risk. Upon the expiration or earlier termination of the term of this Lease, Lessee shall remove any Generator then installed, and repair in a good workmanlike manner any portion of the Building or the roof damaged by such removal. In the event Lessee fails to so remove the Generator, Lessor may remove and dispose of the Generator, at Lessee's cost and expense, without liability for any property of Lessee or any third party so disposed of or removed by Lessor.

15.      SERVICES AND UTILITIES

         (A) So long as Lessee shall not be in default of its obligations under this Lease, including without limitation, the payment of all items of rent and additional rent after any applicable notice and cure period has expired, Lessor shall provide the following utilities and services:

                 (1) Hot and cold water and lavatory supplies, it being understood and agreed that hot and cold water shall be furnished by Lessor only at those points of supply provided for general use of other tenants in the Building.

                  (2) Automatically operated elevator service at all times, including elevator access to the parking garage.

                  (3) Cleaning and char services, as specified in Exhibit E, after normal business hours, Monday through Friday of each week, except on the holidays listed in subparagraph (4) below. Such services shall be consistent with the standards for the operation of a first-class office building in the Bethesda-Chevy Chase Central Business District.

                  (4) Heat and air-conditioning in season in accordance with the criteria specified in Exhibit H, Monday through Friday from 8:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 2:00 p.m., except for the following holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day, and any other national holiday promulgated by a Presidential Executive Order or Congressional Act. Lessor shall provide heat and air-conditioning at times in addition to those specified in the preceding sentence at Lessee's expense, provided Lessee gives Lessor notice prior to 1:00 p.m. (in the case of after-hours service on weekdays) and prior to 3:00 p.m. on Fridays (in the case of after-hours service on Saturdays, Sundays or said holidays). Lessor shall charge Lessee for said after-hours services the same rate it charges other tenants, which is $65.00 per hour on the date of execution of this Lease. Lessor reserves the right, in its reasonable discretion, to increase the hourly charge for said after-hours service, but in no event will the rate per hour charged Lessee be more than the rate per hour charged other tenants. In the event the same after-hours service is also requested by other tenants of the Building in addition to Lessee, the charge therefor to each tenant requesting such after-hours service shall be prorated among all requesting tenants based upon the respective square footages of each of the demised premises of the tenants requesting such after-hours service.

                  (5) Maintenance, repair, painting and electric lighting service for all public areas and special service areas in the Building, including the parking garage. In furtherance thereof, Lessor shall at all times during the term of this Lease maintain and keep the Building (including its structural elements and its mechanical, electrical and plumbing systems) and its common areas in good order and repair, and in a clean and sanitary condition, in a manner consistent with the operation of a first-class office building in the Bethesda Central Business District. Sidewalks and pathways which are exposed to the elements shall be kept reasonably free from ice and snow as required by applicable local laws and regulations. All shrubbery, trees, flower beds and other landscaped areas located within the common areas of the Building and Land shall be professionally maintained. Nothing herein shall preclude the cost of any such items of work from being included as an Operating Expense.

                  (6) Electricity and proper electrical facilities to furnish sufficient electricity for equipment of Lessee installed pursuant to the section of this Lease entitled "LESSEE'S EQUIPMENT."

                  (7) A building security system consistent with the standards for the operation of a first-class office building in the Bethesda Central Business District, including a card access system at public entry points into the Building, as well as closed-circuit TV monitoring.

                  (8) A base building sprinkler system and fire alarm system complying with local codes and ordinances, as well as ADA; subject to Lessee's responsibility to relocate base building sprinkler heads, and install additional sprinkler heads in compliance with local codes and ordinances as part of its Pre-occupancy Tenant Work.

                  (9) Periodic inspection of indoor air quality in the Building to consist of inspection of the Building's mechanical systems as they relate to indoor air quality, combined with measurements of selected indoor contaminants which verify the performance of the Building's mechanical systems in providing good quality indoor air which shall meet or exceed the ASHRAE standards recited in Exhibit H. Further, objectionable odors from any restaurant premises in the Building shall not be permitted to permeate from the respective restaurant premises into the Demised Premises.

         (B) In the event any utility company supplying energy requires, or government law, regulation, executive or administrative order results in a requirement, that Lessor or Lessee must reduce, or maintain at a certain level, the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Demised Premises or Building, Lessor and Lessee shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

         (C) Lessor's inability to furnish, to any extent, these defined services, or any cessation thereof resulting from causes beyond the control of Lessor, shall not render Lessor liable for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of any portion of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the Building equipment or machinery cease to function properly for any cause, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for damages or for a rebate of any portion of rent on account of any interruptions in any services occasioned thereby or resulting therefrom, unless the interruptions are caused by Lessor's negligence, willful misconduct, or breach of its obligations under this Lease. Notwithstanding the foregoing, if for any reason other than the negligence or willful misconduct of Lessee, or a casualty described in Section 21 below, a service interruption shall occur and continue for more than five
(5) consecutive days such as to materially interfere with or deny Lessee's use of the Demised Premises, and Lessee as a result thereof actually ceases to occupy the Demised Premises, in whole or in part, then the Monthly Rent and additional rent shall be equitably apportioned and abated (on the basis of that proportion which the area of the Demised Premises so vacated by Lessee bears to the entire area of the Demised Premises) on a per diem basis from the date of such service interruption until the service is restored; provided, however, that if prior to the date on which the service is restored, any part of the Demised Premises shall be rendered tenantable and shall be used or occupied by

Lessee for its normal business purpose, then the amount by which the Monthly Rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such partial use or occupancy to the date on which such service is restored.

16.      LESSEE'S RESPONSIBILITY FOR DAMAGE

         Any and all injury, breakage or damage to the Building, arising from the negligence, willful misconduct, breach of this Lease or violation of law of or done by Lessee or its agents, contractors, servants, employees and visitors (as to visitors, while in the Demised Premises only), or by individuals and persons making deliveries to or from the Demised Premises (after Lessee shall have been advised by Lessor of damage caused by such party), except as provided for in the section of this Lease entitled "DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES," shall be repaired by Lessor at the sole expense of Lessee, unless the cost of such repairs is reimbursed or paid by Lessor's or Lessee's insurance carrier. Payment of the cost of such repairs by Lessee shall be due as additional rent within thirty (30) days after Lessee receives a bill for such repairs from Lessor. This provision shall not be in limitation of any other rights and remedies which Lessor has or may have in such circumstances.

17.      ENTRY FOR INSPECTIONS, REPAIRS AND INSTALLATIONS

         Lessee will permit Lessor, or its agent, employees or contractors, upon one (1) day's notice to Lessee, to enter the Demised Premises at all reasonable times and in a reasonable manner, without charge to Lessor or without diminution of Monthly Rent payable by Lessee, to examine, inspect and protect the same, and, upon one (1) day written notice, to make such repairs as in the reasonable judgment of Lessor may be deemed necessary to maintain or protect the Demised Premises or the Building, or to make installations related to the construction of pre-occupancy tenant work being performed by Lessor for other tenants of the Building, or to exhibit the same to prospective purchasers or lenders at any reasonable time or to prospective tenants during the last one hundred twenty (120) days of the term of this Lease. Lessor shall use commercially reasonable efforts to minimize interference to Lessee's business or use of the Demised Premises when making repairs in or adjacent to the Demised Premises, but Lessor shall not be required to perform the repairs at a time other than during normal working hours. It is expressly understood that the Demised Premises do not include any mechanical, electrical, telephone and similar rooms which service the Building; janitor closets; common area restrooms; elevator, pipe and other vertical shafts and ducts; flues; stairwells (except any stairwells exclusively serving the Demised Premises); and the area above the acoustical ceiling.

         If notwithstanding Lessor's commercially reasonable efforts to minimize interference to Lessee's business or use of the Demised Premises, the making of such repairs in or adjacent to the Demised Premises shall materially interfere with or deny Lessee's use of the Demised Premises, and Lessee as a result thereof actually ceases to occupy the Demised Premises, in whole or in part, for more than five (5) consecutive days, then the Monthly Rent and additional rent shall be equitably apportioned and abated (on the basis of that proportion which the area of the Demised Premises so vacated by Lessee bears to the entire area of the Demised Premises) on a per diem basis from the date on which Lessee so vacated the Demised Premises, and continuing until such repairs are completed or Lessee sooner resumes occupancy of the area of the Demised Premises so vacated by Lessee.

         In the event of an emergency, Lessor may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Demised Premises or the Building without any liability whatsoever resulting from such entry, excepting, however, Lessor's negligence or willful misconduct determined in light of the emergency circumstances.

18.      INSURANCE

         (A) Insurance Rating. Lessee will not conduct or permit to be conducted any activity, or place any equipment or property in or about the Demised Premises that will increase in any way the rate of fire insurance or other insurance on the Building, unless consented to by Lessor. Lessor's consent may be conditioned upon Lessee's payment of any costs arising directly or indirectly from such increase. If any increase in the rate of fire insurance or other insurance on the Building is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to Lessee's activity, equipment or property in or about the Demised Premises, said statement shall be conclusive evidence that the increase in such rate is due to such activity, equipment or property and, as a result thereof, Lessee shall be liable for such increase. Any such rate increase and related costs incurred by Lessor shall be deemed additional rent due and payable by Lessee to Lessor within thirty (30) days after receipt by Lessee of a written statement of the rate increase and costs. Lessee may contest, at its sole cost and expense, any insurance rate increase, provided such action by Lessee will not adversely affect the insurance coverage of Lessor.

         (B) Indemnity and Commercial General Liability Insurance. Lessee agrees that it will indemnify and save harmless Lessor from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person or personal property in and on the Demised Premises, or upon any adjoining sidewalks or public areas of the Building, which arise out of the act, failure to act or negligence of Lessee, its agents or employees, provided such cost or expense is not paid or reimbursed by Lessor's insurance carrier, and provided further that any such injury or damage did not arise out of the negligence or willful misconduct of Lessor. Lessor agrees that except to the extent caused by the negligence or willful misconduct of Lessee, its agents, employees or contractors, it will indemnify and save harmless Lessee from any and all liability, damage, expense, cause of action, suits, claims, judgments, and cost of defense arising from injury to person or personal property in and on the common areas of the Building, and other areas under the exclusive control of Lessor, which arise out of the negligence or willful misconduct of Lessor, its agents, employees, or contractors, provided such cost or expense is not paid or reimbursed by Lessee's insurance carrier.

         In order to assure such indemnity, Lessee agrees, at its sole cost, to carry and keep in full force and effect at all times during the term of this Lease, a commercial general liability policy with a single limit of at least Two Million Dollars ($2,000,000.00) including coverage for bodily injury, property damage and personal injury liability. Said policy shall name Lessor as an additional insured and shall have attached thereto an endorsement to the effect that no act or omission of Lessee shall affect the obligation of the insurer to pay Lessor the full amount of any loss sustained by Lessor.

         (C) Mutual Waiver of Subrogation. Lessor and Lessee each waive the right of subrogation for all risk of loss or damage to property of the other whether such loss or damage is caused by the negligence of either party to the extent that such loss or damage is covered by such party's property insurance. Lessor's and Lessee's respective property insurance policies shall each contain a waiver of subrogation endorsement.

         (D) Lessee's Contractor's Insurance. Lessee shall require any contractor of Lessee performing work on the Demised Premises to carry and maintain, at no expense to Lessor,

                 (1) commercial general liability insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000.00) with respect to bodily injury or death, and One Million Dollars ($1,000,000.00) with respect to property damage; and

                 (2) worker's compensation or similar insurance in form and amounts required by law.

         (E) Lessee Property Insurance. Lessee will, during the term of this Lease, carry and maintain an all risk insurance policy covering all items of Pre-occupancy Tenant Work, Alterations, trade fixtures and personal property from time to time in or upon the Demised Premises, and in an amount not less than the full replacement cost thereof from time to time during the term of this Lease, and providing protection against perils included within the standard form of an all risk insurance policy.

19.      REQUIREMENTS FOR LESSEE'S INSURANCE POLICIES

         The company or companies writing any insurance which Lessee is required to carry and maintain or cause to be carried or maintained pursuant to this Lease shall be a good and responsible insurance company, licensed to do business in the State of

Maryland. Lessor's approval of any such insurance company shall be required if such insurance company does not have at least an "A-XII" rating by A.M. Best Co. or an equivalent rating by another comparably recognized insurance rating service. Lessee's commercial general liability and all risk insurance policies shall contain a provision by which the insurer agrees that such policy shall not be cancelled except after thirty (30) days' written notice to Lessor. Lessee agrees to provide to Lessor prior to taking possession of the Demised Premises, and from time to time as may be required, the certificates evidencing such insurance.

         Any insurance carried or to be carried by Lessee hereunder shall be primary over any policy that might be carried by Lessor. If Lessee shall fail to perform any of its obligations regarding the acquisition and maintenance of insurance, Lessor may perform the same and the cost of same shall be deemed additional rent and shall be payable upon Lessor's demand.


20.      LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON

         Lessee shall protect its property and insure the same to its own satisfaction. All personal property of Lessee, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on the Demised Premises shall be and remain in and on the Demised Premises and the Building at the sole risk of said parties and unless such parties establish that there has been negligence or a willful act or failure to act on the part of Lessor, its agents or employees causing a hereinafter described act or event, Lessor shall not be liable to any such person or party for any damage to, or loss of personal property thereof, including loss or damage arising from (a) any act, including theft, or any failure to act, of any other persons, (b) the leaking of the roof, (c) the bursting, rupture, leaking or overflowing of water, sewer or steam pipes, (d) the rupture or leaking of heating or plumbing fixtures, including security and protective systems, (e) short-circuiting or malfunction of electrical wires or fixtures, including security and protective systems or (f) the failure of the heating or air conditioning systems. Lessor shall also not be liable for the interruption or loss to Lessee's business arising from any of the above-described acts or causes.

         Lessor shall not be liable for any personal injury to Lessee, Lessee's employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises or the Building, unless such party establishes that there has been negligence or a willful act or failure to act on the part of Lessor, its agents or employees.


21.      DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES

         Lessor shall maintain an all-risk insurance policy covering the Building in an amount sufficient to prevent Lessor from becoming a co-insurer or in such greater amount as may be required by Lessor's mortgagee, as well as a commercial general liability policy of insurance with limits of coverage from time to time prevailing for owners or managers of first-class office buildings in the Bethesda-Chevy Chase market area (the cost of all premiums for which shall be included in Operating Expenses).

         If the Demised Premises shall be damaged by fire or other casualty insured against by Lessor's fire and all-risk coverage insurance policy covering the Building, and the Demised Premises can be fully repaired, in Lessor's reasonable opinion, within one hundred eighty (180) days from the date of such damage, Lessor, at Lessor's expense, shall repair such damage; provided, however, Lessor shall have no obligation (a) to repair any damage to, or to replace, Lessee's non-building standard tenant improvements or any other property located in the Demised Premises, the repair of which shall be the responsibility of, and shall be undertaken by Lessee, or (b) to repair if such damage occurs during the last year of the lease term, excluding any renewal option which is unexercised at the date of such damage, or (c) to repair if the mortgagee does not allow the insurance proceeds to be used for such purposes. Except as otherwise provided herein, if the entire Demised Premises shall be rendered untenantable by reason of any such damage to the Demised Premises or the Building, then Monthly Rent and additional rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable either by damage directly to the Demised Premises or to the Building's common elements which thereby causes the Demised Premises to be partially untenantable, then Monthly Rent and additional rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so rendered untenantable shall be rendered tenantable and shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the Monthly Rent and additional rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. No compensation or claim or reduction of rent will be allowed or paid by Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing (in accordance with this Section) the Demised Premises or any portion of the Building of which they are a part.

         Notwithstanding the foregoing, if, prior to or during the term of this Lease, (a) the Demised Premises shall be so damaged that, in Lessor's reasonable opinion, the Demised Premises cannot be fully repaired within one hundred eighty (180) days from the date the damage occurred, or (b) the Building shall be so damaged by fire or other casualty that, in Lessor's reasonable opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable) then, in any of such events, Lessor, at its option, may give to Lessee (provided Lessor shall elect to terminate the leases of similarly situated tenants in the Building for the same or substantially the same reason), within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then-applicable Monthly Rent and additional rent shall be apportioned as of such date, including any rent abatement as provided above. In any circumstances where Lessor is either obligated to repair and restore the Demised Premises, or where Lessor elects to repair and restore the Demised Premises, this Lease shall continue in full force and Lessor shall proceed diligently and in good faith to perform such work within the estimated time for completion thereof.

22.      DEFAULT OF LESSEE

         (A) Termination of Lease. This Lease shall, at the option of Lessor, cease and terminate if (i) Lessee shall fail to pay rent, including any installment of Monthly Rent, costs of Pre-occupancy Tenant Work payable to Lessor, if any, or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent, although no legal or formal demand has been made, and such failure to pay rent shall continue for a period of five
(5) business days after written notice addressed to Lessee has been delivered by Lessor to Lessee in accordance with Section 31 below, or (ii) Lessee shall violate or fail to perform any of the other conditions, covenants or agreements of this Lease made by Lessee, and any violation or failure to perform any of those conditions, covenants or agreements shall continue for a period of fifteen (15) days after written notice thereof has been delivered by Lessor to Lessee, or, in cases where the violation or failure to perform cannot be corrected within fifteen (15) days, Lessee does not begin to correct the violation or failure to perform within fifteen (15) days after receiving Lessor's written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any rent, if left uncorrected after the expiration of the applicable notice and cure period, shall operate as a notice to quit, any further notice to quit or notice of Lessor's intention to reenter being hereby expressly waived. Lessor may thereafter proceed to recover possession under and by virtue of the provisions of the laws of the State of Maryland or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice to the right of Lessor to recover from Lessee all rent accruing up to and through the date of termination of this Lease or the date of recovery of possession of the Demised Premises by Lessor, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee's default as hereinabove provided, or if Lessee shall abandon or vacate the entire Demised Premises for ninety (90) or more consecutive days before the expiration or termination of the term of this Lease without actively marketing the Demised Premises for sublease, the Demised Premises may be relet by Lessor for such rent and upon such terms as are commercially reasonable under the circumstances, and Lessee shall be liable for all damages sustained by Lessor and all costs of reletting and repossessing the Demised Premises, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the Demised Premises in rentable condition. Any damage or loss of rent sustained by Lessor may be recovered by Lessor, at Lessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Lessor's option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. In no event shall Lessee be entitled to receive the excess, if any, of net rent collected after reletting over the sums payable by Lessee to Lessor hereunder.

         (B) Repeated Defaults. If Lessee shall be in default of this Lease for the same or substantially the same reason more than three (3) times during any twelve (12) month period during the term of this Lease, then, at Lessor's election, Lessee shall not have any right to cure such repeated default, any other terms and conditions of this Section 22 notwithstanding. In the event of Lessor's election not to allow a cure of a repeated default, Lessor shall have all of the rights provided for in such section of this Lease for an uncured default.

         (C) Waiver. If either party shall institute legal or administrative proceedings against the other and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the other party's obligations to comply with any covenant, agreement or condition, nor of any of the first party's rights hereunder. No waiver by either party of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the amount of rent due Lessor shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Lessor, and no acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

         (D) Right of Lessor to Cure Lessee's Default. If Lessee defaults in the making of any payment to any third party, or doing any act required to be made or done by Lessee relating to the Demised Premises which default shall continue beyond the expiration of any applicable notice and cure period, then Lessor may, but shall not be required, make such payment or do such act, and the amount of the expense thereof, if made or done by Lessor, with interest thereon at a rate equal to two (2) percentage points above the then applicable prime rate of interest per annum as published in the Money Rates section of The Wall Street Journal, or its successors, accruing from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional rent hereunder due and payable by Lessee upon receipt of a written statement of costs from Lessor. The making of such payment or the doing of such act by Lessor shall not operate to cure Lessee's default, nor shall it prevent Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled.

         (E) Late Payment. If Lessee fails to pay, within five (5) days of the date due and payable, any installment of Monthly Rent, costs of Pre-occupancy Tenant Work, additional rent or other charges to be paid by Lessee pursuant to this Lease, then Lessee shall pay to Lessor upon written demand by Lessor rendered to Lessee within forty-five (45) days after the date such installment became due and payable (provided, however, that Lessor shall not be required to render such written demand more than three (3) times in any one calendar year) a late charge of two and one-half percent (2-1/2%) of the amount due but not paid, and in addition such unpaid amount shall bear interest at a per annum rate equal to two (2) percentage points above the then prime rate of interest per annum as published in the Money Rates section of The Wall Street Journal, or its successors, accruing from the date such installment or payment became due and payable to the date of payment thereof by Lessee. Such late charge and interest shall constitute additional rent due and payable to Lessor by Lessee upon the date of payment of the delinquent payment referenced above.

         (F) Enforcement of Lease. If Lessor or Lessee incurs any collection or other costs necessary to enforce the obligations of the other arising under this Lease or the relationship it creates, including costs of litigation (which shall include fees and costs accruing before trial, after trial, on appeal and during any bankruptcy proceeding), then the non-prevailing party shall immediately reimburse the prevailing party for all such reasonable costs, including reasonable attorneys' fees and expenses, all of which, if due to Lessor, shall constitute additional rent due and payable under this Lease.

         (G) Cumulative Remedies. In the event of a breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Demised Premises, by reason of the violation by Lessee of any of the covenants and conditions of this Lease, or otherwise.

23.      BANKRUPTCY

         (A) Events of Bankruptcy. The following shall be "Events of Bankruptcy" under this Lease:

                 (i) Lessee's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

                 (ii) the appointment of a receiver or custodian for all or a substantial portion of Lessee's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Lessee's real or personal property;

                 (iii) the filing of a voluntary petition by Lessee under the provisions of the Bankruptcy Code or Insolvency Laws;

                 (iv) the filing of an involuntary petition against Lessee as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier; or

                 (v) Lessee's making or consenting to an assignment of substantially all of its assets for the benefit of creditors or a common law composition of creditors.

         (B)     Lessor's Remedies.

                 (i) Termination of Lease. The occurrence of an Event of Bankruptcy shall be deemed a default under this Lease and Lessor shall have the right to terminate this Lease by giving written notice to Lessee whereupon Lessee shall be immediately obligated to quit the Demised Premises and Lessor shall have all the rights and remedies as provided in Section 22; provided, however, and notwithstanding the foregoing, Lessor shall not have the right to terminate this Lease while a case in which Lessee is the subject debtor under the Bankruptcy Code is pending, unless Lessee or Lessee's trustee in bankruptcy is unable to comply with the provisions of Section 23(B)(ii), (iii), and (iv) below.

                 (ii) Assumption or Assignment by Trustee. In the event Lessee becomes the subject debtor in a case pending under the Bankruptcy Code, Lessor's right to terminate this Lease pursuant to this Section 23 shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (a) promptly cures all defaults under this Lease, (b) promptly compensates Lessor for monetary damages incurred as a result of such default, (c) provides "adequate assurance of future performance" (as hereinafter defined) and (d) complies with the provisions of Section 7 hereof.

                 (iii) Adequate Assurance of Future Performance. Lessor and Lessee hereby agree in advance that the phrase "adequate assurance of future performance," as used in this Section 23(B), shall mean that all of the following minimum criteria must be met: (a) the Trustee must pay to Lessor, at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next three (3) months rent due under this Lease, said amount to be held by Lessor in escrow until either the Trustee or Lessee defaults in its payment of rent or other obligations under this Lease (whereupon Lessor shall have the right to draw upon such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Lessee);

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


(b) the Lessee or Trustee must agree to pay to Lessor, at any time the Lessor is authorized to and does draw upon the funds escrowed pursuant to clause (a) above, the amount necessary to restore such escrow account to the original level required by said provision; (c) Lessee must pay the cost of all services, if any, provided by Lessor for which Lessee is charged other than pursuant to
Section 4 hereof (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Lessee) in advance of the performance or provision of such services; (d) the Trustee must agree that Lessee's business shall be conducted in a first class manner, and that no liquidation sales, auctions, or other non-first class business operations shall be conducted on the Demised Premises; (e) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged; and (f) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building.

                  (iv) Failure to Provide Adequate Assurance. In the event Lessee is unable (a) to cure its defaults, (b) to reimburse Lessor for its monetary damages, (c) to pay when due the rent due under this Lease, or any other payments required of Lessee under this Lease, or (d) to meet the criteria and obligations imposed by Sections 23(B)(ii) and (iii) above, then Lessee agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Lessor in accordance with Section 23(B)(i) above.

24.      SUBORDINATION

         This Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. This subordination provision is self-operative and no further instrument is required to effect it; however, in confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document, including without limitation, a Subordination, Non-Disturbance and Attornment Agreement materially and substantially in the form attached hereto as Exhibit F, it being understood and agreed that such Subordination, Non-Disturbance and Attornment Agreement will, in fact, be executed by Lessor's permanent lender and Lessee in connection with the closing on Lessor's initial permanent financing.

         Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Lessee shall also recognize such purchaser as the Lessor under this Lease. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed. Lessee's



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


obligations under this paragraph are conditioned upon the purchaser at a foreclosure sale recognizing this Lease and assuming the obligations of Lessor hereunder.

         In the event Lessee shall not have been required to execute a Subordination, Non-Disturbance and Attornment Agreement as provided in the first paragraph of this Section 24 in connection with the closing on any financing subsequent to Lessor's initial permanent financing, then Lessor will use its good faith efforts to obtain a non-disturbance agreement in favor of Lessee, in the mortgagee's customary form, from any mortgagee holding any such mortgage, but the failure to obtain the same shall in no way affect the continued validity of this Lease in any way whatsoever. Lessor represents that the permanent lender's commitment for Lessor's initial permanent financing provides for a loan term of ten (10) years, and Lessor has no current intention of refinancing the initial permanent financing prior to the expiration of its said term.

         If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and the Lessee is given written notice thereof, including the post office address of such assignee, then Lessee shall not terminate this Lease for any default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such Assignee,
Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

25.      CONDEMNATION

         If the whole or a substantial part of the Demised Premises, or the Building shall be condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that Lessee claims as its damages arising from such condemnation or acquisition, or for the value of any unexpired term of the Lease. Lessee may make a separate claim against the condemning authority for a separate award for the value of any of Lessee's Pre-occupancy Tenant Work or Alterations, tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish Lessor's award.

         If less than a substantial part of the Demised Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. In such event, Lessor shall be responsible, at its cost and expense, for demising such condemned portion of the Demised Premises and the remaining portion of the Demised



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


Premises retained by Lessee, which work shall be accomplished in a good and workmanlike manner and in accordance with all applicable codes. For purposes of this section, a "substantial part of the Demised Premises" shall be considered to have been taken if twenty-five percent (25%) or more of the Demised Premises are condemned or acquired in lieu of condemnation.

         If twenty-five percent (25%) or more of the Building is condemned (whether or not the Demised Premises shall have been condemned) Lessor may elect to demolish the remainder of the Building, in which event this Lease shall be terminated.

26.      RULES AND REGULATIONS

         Lessee, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit C. Lessee, its agent and employees shall abide by and observe such other reasonable rules and regulations from the time of actual notice as may be promulgated from time to time by Lessor for the operation and maintenance of the Building, provided (i) a copy thereof is sent to Lessee, and (ii) any such new rules and regulations do not impose any material financial obligations upon Lessee or materially interfere with Lessee's right to use the Demised Premises in accordance with this Lease. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licensees, customers, clients, family members or guests. Lessor shall not discriminate against Lessee in the enforcement of any rule or regulation.

27.      NO PARTNERSHIP

         Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor or Lessee.

28.      NO REPRESENTATIONS BY LESSOR

         Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein set forth. Lessee, by taking possession of the Demised Premises, shall accept the same in the then "as is" condition, except for latent defects and Excluded Items.

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



29.      BROKER AND AGENT

         Lessor and Lessee each represents and warrants one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Lease. Lessor represents that it has employed its Management Agent as its broker, and Lessor recognizes that Cassidy & Pinkard Incorporated has co-brokered this lease transaction on behalf of Lessee, and that Lessor shall be responsible for any commissions due to said brokers pursuant to separate agreements. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

         Lessor appoints and Lessee recognizes, until such time as Lessor otherwise notifies Lessee in writing, The Chevy Chase Land Company of Montgomery County, Maryland as Lessor's exclusive agent (herein referred to in this Lease as "Agent" or "Management Agent") for the management and operations of the Building and for the service of process, issuance and receipt of all notices, and instituting and processing all legal actions on behalf of Lessor under this Lease.

30.      WAIVER OF JURY TRIAL

         Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

31.      NOTICES

         All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered by certified mail, return receipt requested, or by registered mail, postage prepaid, or by messenger or overnight courier, or by telegram or facsimile transmission, in each case with proof or confirmation of delivery requested: (i) if to Lessor, c/o The Chevy Chase Land Company of Montgomery County, Maryland, Suite 540, Two Wisconsin Circle, Chevy Chase, Maryland 20815; and (ii) if to Lessee, at 7475 Wisconsin Avenue, Suite 600, Bethesda, Maryland 20814 prior to the Commencement Date and at the Demised Premises thereafter. The party to receive notices and the place notices are to be sent for either Lessor or Lessee may be changed by notice given pursuant to the provisions of this section. Notices shall be deemed given on the date of receipt or on the date delivery is refused.

32.      ESTOPPEL CERTIFICATES

         Lessee agrees, at any time and from time to time, upon not less than ten (10) business days' prior written notice by Lessor, to execute, acknowledge and deliver to Lessor or other designated recipient either a statement in writing, materially and substantially in the form of the Statement of Tenant In
Re: Lease attached hereto as Exhibit G, or if otherwise requested by Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications) (ii) certifying whether or not the Lessee has accepted possession of the Demised Premises and whether or not any improvements required by the terms of this Lease to be made by Lessor have been completed, and if not specifying such improvements remaining to be completed, (iii) stating that no rent has been paid more than thirty (30) days in advance of its due date (except for monthly payments of Lessee's proportionate share of estimated Operating Expenses and Operating Costs and any credits due Lessee as a result of any overpayment of Lessee's proportionate share of actual Operating Expenses and Operating Costs), and the dates to which the rent and other charges hereunder have been paid by Lessee, (iv) stating whether or not the Lessee has any charge, lien or claim of setoff under this Lease or otherwise against rents or other charges due or to become due hereunder, and if so, specifying each such charge, lien, or claim of setoff, (v) stating that the address to which notices to Lessee should be sent is as set forth in this Lease unless changed pursuant to Section 31 above, (vi) as to any such designated recipient which is a party secured or to be secured by a mortgage or deed of trust upon the Building, agreeing not to pay rent more than thirty (30) days in advance or to amend this Lease without the consent of the designated recipient, and (vii) as to any such designated recipient which is a party secured or to be secured by a mortgage or deed of trust upon the Building, agreeing that the Lessee will not seek to terminate this Lease by reason of any act or omission of the Lessor until the Lessee shall have given written notice of such act or omission to the designated recipient by certified or registered mail, return receipt requested, at the address furnished to the Lessee and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the designated recipient shall have the right, but shall not be obligated, to remedy such act or omission; provided, however, that such recipient shall, within fifteen (15) days after receipt of such notice from Lessee, advise Lessee in writing as to whether or not such recipient will attempt to cure such default on the part of Lessor; it being understood and agreed that in no event shall the designated recipient act prior to the expiration of any notice and cure period applicable to any such act or omission of Lessor. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor's interest, or any prospective assignee of any such mortgage.

33.      HOLDING OVER

         In the event that Lessee shall not immediately surrender the Demised Premises on the date of expiration of the term of this Lease or any extension period thereof, Lessee shall, by virtue of this section of the Lease, become a lessee by the month and hereby agrees to pay to Lessor a Monthly Rent equal to one and one-half (1 1/2) times the amount of (a) the Monthly Rent in effect during the last month of the term of this Lease, plus (b) the one-twelfth (1/12th) payment made with Monthly Rent pursuant to the section of this Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES." The month-to-month tenancy shall commence with the first day next after the expiration of the term of this Lease. Lessee as a month-to-month tenant shall continue to be subject to all of the conditions and covenants of this Lease, except that (if applicable) Lessee shall have no right to renew or extend the term of this Lease. Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to quit the Demised Premises. Lessee shall be entitled to thirty (30) days' written notice to quit the Demised Premises, except in the event of nonpayment of the modified Monthly Rent in advance, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

         In the event that Lessee shall hold over after the expiration of the term of the Lease or extension period thereof, and if Lessor shall desire to regain possession of the Demised Premises promptly at the expiration of the term of this Lease or extension period thereof, then at any time prior to Lessor's acceptance of modified Monthly Rent from Lessee as a month to month tenant hereunder, Lessor, at its option, may forthwith reenter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located.

34.      PARKING

         At the commencement of the term of this Lease, Lessee shall have the option to lease up to seventy-five (75) spaces in the Building's parking garage, and, until December 31, 2014, so long as this Lease shall remain in full force and effect until that date, up to twenty-five (25) spaces in the parking garage in the adjacent building known as and situated at Three Bethesda Metro Center, such parking to be for use only by Lessee, its employees and permitted sublessees, it being understood, however, that such parking spaces shall not be leased to Lessee on a reserved or designated space basis unless expressly so elected by Lessee, it being agreed that Lessee may elect to lease up to twenty-five (25) spaces in the Building's parking garage on a reserved or designated space basis. If Lessee shall elect to exercise said option, it shall do so by giving written notice thereof to Lessor not later than thirty (30) days following the Commencement Date of this Lease. If Lessee elects not to lease its full allocation of parking spaces, then the number of parking spaces actually leased by Lessee shall be allocated seventy-five percent (75%) as to the Building's parking garage, and twenty-five percent (25%) as to the parking garage at Three Bethesda Metro Center. Any such lease of parking spaces shall be with the manager of said parking garage, and shall be on a monthly basis, upon the same terms as leased to other monthly users, and at the same prevailing rate charged by the garage operator from time to time to other monthly users. The currently estimated monthly rate for each parking space is $105.00 for an unreserved parking space and $210.00 for a reserved parking space.

35.      OPTION TO EXTEND TERM

         Lessee shall have the option to extend the term of this Lease for two
(2) consecutive periods of five (5) years each (the first such 5-year period being hereinafter referred to as the "First Renewal Term," the second such 5-year period being hereinafter referred to as the "Second Renewal Term," and each such 5-year period being hereinafter alternatively referred to as a "Renewal Term") if, and only if this Lease shall then be in full force and effect and Lessee is not in default under any of the provisions of this Lease beyond the expiration of any applicable notice or grace period, both at the time of notice of exercise of each such option herein contained and at the expiration of the initial term or the First Renewal Term, as the case may be. Each Renewal Term shall be upon the same terms and conditions as contained in this Lease, except that the Monthly Rent to be paid throughout each Renewal Term shall be the fair market rent (inclusive of periodic escalations thereof, if any, and taking into account then prevailing tenant concession packages on 5-year leases) prevailing, as of the date the rent determination is made for space to be delivered at commencement of the respective Renewal Term, for comparable space in comparable office buildings in the Bethesda-Chevy Chase market area as such fair market rent and concessions may be mutually agreed upon between Lessor and Lessee, and Base Operating Expenses and Base Operating Costs for the respective Renewal Term shall be the Operating Expenses and Operating Costs, respectively, actually incurred by Lessor in the calendar year in which the expiration of the initial term of this Lease or the First Term, as the case may be, occurs; provided, however, that in the event Lessor and Lessee fail to agree upon such fair market rent and concessions within thirty (30) days after Lessor's receipt of Lessee's notice of its exercise of the respective option to extend ("Lessee's Renewal Notice"), then unless Lessee shall rescind the exercise of its respective renewal option by written notice delivered to Lessor within forty (40) days after Lessor's receipt of Lessee's Renewal Notice, time being of the essence, such fair market rent and concessions shall be determined in accordance with the "3-broker method" set forth in this Section 35; and provided further that in no event shall the Monthly Rent be less than that payable immediately prior to the commencement of the respective Renewal Term (the "Minimum Renewal Rent").

         If Lessee shall elect to exercise either such option, it shall do so by delivering a Lessee's Renewal Notice to Lessor not later than twelve (12) months prior to the expiration date of the initial term of this Lease or the First Renewal Term, as the case may be, time being of the essence. If Lessee shall fail to give such timely notice, then Lessee's option and any remaining option to extend the term of this Lease beyond the expiration of the initial term or the First Renewal Term, as the case may be, shall thereupon terminate and this Section 35 shall be of no further force or effect.

         It is understood and agreed that the foregoing option to so extend the term of this Lease is not assignable, and that the same shall be deemed null and void upon any assignment or transfer of this Lease by Lessee other than to a subsidiary or affiliate of Lessee.

         The aforesaid "3-broker method" shall be implemented as follows:
Lessor shall promptly appoint a commercial real estate broker with at least ten
(10) years of professional experience as a licensed broker of commercial real estate in the Washington Metropolitan Area and recognized as reputable within the field and the Lessee shall similarly promptly appoint a broker with at least ten (10) years of professional experience as a licensed broker of commercial real estate in the Washington Metropolitan Area and recognized as reputable within the field. The two (2) brokers so appointed will perform independent fair market rent appraisals and will attempt to mutually agree upon said fair market rent for the Demised Premises (taking into account then prevailing tenant concession packages on 5-year leases). If the two (2) brokers so appointed are unable to agree upon said fair market rent on or before two
(2) months prior to the expiration date of the initial term of this Lease or the First Renewal Term, as the case may be, then they shall appoint a third broker with at least ten (10) years of professional experience as a licensed broker of commercial real estate in the Washington Metropolitan Area and recognized as reputable within the field, and the average of the fair market rent determined by two (2) of the three (3) brokers closet in their determination shall be binding on Lessor and Lessee; provided, however, that in the event the fair market rent so determined for the respective Renewal Term shall be greater than the Minimum Renewal Rent for the respective Renewal Term, then Lessee may rescind the exercise of its respective renewal option by written notice delivered to Lessor within five (5) business days after receipt of written notice of the broker's determination, time being of the essence. In any event, the fees and expenses of each of the first two (2) brokers shall be paid by the party appointing the broker, and the fees and expenses of the third broker, if appointed, shall be shared equally by Lessor and Lessee.

36.      RIGHT OF FIRST NEGOTIATION

         If this Lease shall then be unassigned (except to a subsidiary or affiliate of Lessee), in full force and effect and Lessee is not in default under any of the provisions of this Lease beyond the expiration of any applicable notice or grace period (it being understood and agreed that the right granted to Lessee in this Section 37 is not assignable and that the same shall be deemed null and void upon any assignment or transfer of this Lease by Lessee to a party other than a subsidiary or affiliate of Lessee), Lessor agrees that at each time during the initial term of this Lease, but subject to the continued occupancy thereof by initial tenants and any rights of first negotiation or expansion options granted to Hanger Orthopedic Group or USWEB Corporation as to any third (3rd) or fourth (4th) floor space, additional space on the third (3rd), fourth (4th) or fifth(5th) floors of the Building becomes available to Lessor for leasing to third parties, then Lessor shall give to Lessee written notice of such availability as soon as practicable but not more than twelve (12) months prior to the date of availability, accompanied by Lessor's opinion (acting reasonably and in good faith) as to the fair market rent for such available space, which shall be the fair market rent prevailing (taking into account then prevailing tenant concession packages including, without limitation, rental abatement (if any) and construction allowance (if any) on leases having a term most nearly equal to the remaining term of this Lease) for comparable space in comparable office buildings in the

Bethesda-Chevy Chase market area, but in no event less than the Monthly Rent (expressed as an annual rental rate per square foot) then payable under this Lease. Lessee shall then have a period of fifteen (15) days in which to notify Lessor in writing of Lessee's election to lease such available space at said rental, time being of the essence; provided, however, that from and after the commencement of the seventh (7th) Lease Year, any such election by Lessee must be accompanied by written notice of Tenant's irrevocable election to extend the term of this Lease for the First Renewal Term pursuant to Section 35 above. Should Lessee fail to notify Lessor in writing within the said fifteen (15)-day period of Lessee's election to lease such available space (and, if so applicable, to so extend the term of this Lease), time being of the essence, then Lessee's right to lease such available space shall thereupon terminate and be of no force or effect, and Lessor shall be free to lease such available space to any party upon any terms and conditions, subject to Lessee's rights herein with respect to such space the next time it becomes available to Lessor for leasing to third parties.

         Should Lessee notify Lessor in writing within the said fifteen
(15)-day period of Lessee's election to lease such available space (and, if so applicable, to so extend the term of this Lease), and if Lessor and Lessee shall fail to agree on the said fair market rent for such available space within thirty (30) days after Lessor's receipt of Lessee's written notification of its election to lease such available space, then such fair market rent (taking into account the said tenant concessions) shall be determined, within sixty (60) days after Lessor's receipt of Lessee's written notification of its election to lease such available space, as nearly as practicable in accordance with the "3-broker method" set forth in Section 35 above. Within ten (10) days after such determination of the fair market rent for the available space, Lessee shall have the right to rescind its exercise of its election to lease such available space by written notice to Lessor within the said ten (10)-day period, time being of the essence. If Lessee fails to so rescind its exercise of its election to lease such available space, then Lessee's election shall be deemed irrevocable, and Lessor shall prepare, and Lessor and Lessee shall promptly execute and deliver, an addendum to this Lease amending the appropriate provisions hereof. If Lessee so rescinds its election to lease such available space, then Lessor shall be free to lease such available space to any party upon any terms and conditions.

37.      COVENANTS OF LESSOR

         Lessor covenants that it has the right to make this Lease for the term of the Lease aforesaid, and that if Lessee shall pay the rent and shall perform all of the covenants, agreements and conditions specified in this Lease to be performed by Lessee, Lessee shall, for the term of the Lease, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Lessor, its agents or employees.

         Lessor reserves the right to (i) change the Building's name or street address, (ii) subject to the provisions of Section 12 above, to affix, maintain and remove any and all signs on the exterior and in the common areas of the Building, and (iii) decorate and make repairs, alterations, additions and improvements to and about the common areas of the Building, and such work shall not be deemed a violation by Lessor of its covenant of quiet enjoyment hereunder as long as the Demised Premises remain reasonably accessible. All such repairs, alterations, additions and improvements shall be consistent with the character of the Building as a first-class office building in the Bethesda Central Business District.

38.      GENDER

         Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

39.      CORPORATE OR LIMITED LIABILITY COMPANY LESSEE

         If Lessee is or will be a corporation or limited liability company, the persons executing this Lease on behalf of Lessee hereby represent and warrant that Lessee is a duly incorporated or organized or a duly qualified (if foreign) corporation or limited liability company authorized to do business in the State of Maryland; and that the person or persons executing this Lease on behalf of Lessee is an officer or member or are officers or members of Lessee, and that he, she or they as such officers or members are duly authorized to sign and execute this Lease. Upon request of Lessor to Lessee, Lessee shall deliver to Lessor documentation satisfactory to Lessor evidencing Lessee's compliance with the provisions of this section. Further, Lessee warrants and represents that any financial statements heretofore or hereafter provided to Lessor in connection with this Lease are accurate and not materially misleading.

         Lessor hereby represents and warrants that it is a duly organized limited liability company under the laws of the State of Maryland; and that the person or persons executing this Lease on behalf of Lessor are officers of Lessor's managing member, and that he, she or they are duly authorized to sign and execute this Lease.

40.      BENEFIT AND BURDEN

         The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and permitted assigns. Lessor may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Building by operation of law or otherwise by the party named as Lessor hereunder (or any subsequent successor, transferee or assignee) then provided the successor assumes, in writing, all of Lessor's obligations hereunder arising after the date of such sale or transfer, said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and in respect to all covenants, obligations and liabilities as Lessor hereunder arising after the date of such sale or transfer.

         In the event Lessor shall be in default under this Lease, and if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Lessor in the Building as the same may then be constituted and encumbered, and Lessor shall not be liable for any deficiency. In no event shall Lessee have the right to levy upon any property of Lessor other than its interest in the Building.

41.      LENDER APPROVAL

         The terms and conditions of this Lease are contingent upon the consent of Lessor's permanent lender within thirty (30) days from the date of full execution and delivery of this Lease by Lessor and Lessee. The consent of Lessor's construction lender is not required.

42.      GOVERNING LAW

         This Lease and the rights and obligations of Lessor and Lessee hereunder shall be governed by the laws of the jurisdiction in which the Building is located.

43.      RULE AGAINST PERPETUITIES

         If and to the extent this Lease would, in the absence of the limitation imposed by this Section 43, be invalid or unenforceable as being a violation of the Rule Against Perpetuities or any other rule of law relating to the vesting of interest in real property or suspension of the power of alienation of real property, then it is agreed that notwithstanding any other provision of this Lease to the contrary, if the term of this Lease has not commenced within ten (10) years after the date of this Lease, this Lease shall automatically terminate on the tenth (10th) anniversary of the date hereof.

44.      ROOFTOP RIGHTS

         (A) Subject to the following terms and conditions, Lessee shall have the right to the use of a commercially reasonable portion of the rooftop space of the Building for the installation of Communications Equipment (as hereinafter defined), subject further to the then availability of mutually agreeable area(s) of the roof of the Building. Such use of the rooftop space of the Building by Lessee shall be subject to the payment by Lessee to Lessor of a license fee in the amount of Five Hundred and 00/100 Dollars ($500.00) per month during the first (1st) Lease Year, subject to annual escalations equal to two and one-half percent (2-1/2%) of the license fee payable for the immediately preceding yearly period, the payment of which shall constitute additional rent and in the event of nonpayment thereof by Lessee, Lessor shall have all the rights and remedies set forth in this Lease with respect to nonpayment of rent. For purposes of this section, "Communications Equipment" shall mean one (1) 24" diameter satellite dish or similar rooftop telecommunications equipment, together with all cabling and wiring ancillary thereto. Any rights granted hereunder shall be non-exclusive, and nothing herein shall prevent Lessor from granting other rooftop rights in the Building.

         (B) Lessee may elect its Communication Equipment rights by delivering written notice of its election to Lessor, which notice shall specify
(i) the precise Communications Equipment Lessee desires to install, including complete technical and design specifications, and the method of installation,
(ii) the proposed roof location of the Communications Equipment, and (iii) such other information as Lessor may reasonably request. Within thirty (30) days after Lessor's receipt of Lessee's notice, Lessor shall confirm to Lessee in writing whether or not Lessor approves such installation of the Communications Equipment specified in Lessee's notice. Lessor's approval shall not be unreasonably withheld, and if Lessor fails to respond to Lessee's notice within the said 30-day period, Lessor's approval shall be deemed granted. Lessor's approval shall not be deemed or construed as a representation or warranty of any kind as to the suitability of the roof of the Building for the installation of the Communications Equipment or the quality of its transmissions or receptions.

         (C) In the event Lessee installs any Communications Equipment pursuant to this section, Lessee shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for the installation and operation of the Communications Equipment and pay all fees attendant thereto. If the Communications Equipment is installed, Lessee shall have sole responsibility for the maintenance, repair and replacement thereof, including the cabling and wiring components thereof. Any Communications Equipment installed pursuant to this section shall be installed as an Alteration in accordance with the section of this Lease entitled "ALTERATIONS" and located in such a manner that it is not visible from the ground from any line of sight. Further, the water tight integrity of the Building roof must be maintained.

         (D) If the insurance premium or real estate tax assessment charged to Lessor with respect to the Building increases as a result of the presence or operation of the

Communications Equipment, Lessor shall submit a bill for such increase to Lessee and Lessee shall pay the amount of such increase as additional rent within fifteen (15) days after Lessor delivers a bill for such increase. In the event use of the Communications Equipment by Lessee ceases for any reason whatsoever, the Lessee's obligation to pay any license fee to Lessor for rooftop rights shall cease and terminate, and Lessee shall otherwise have neither a claim for abatement or diminution of rent, nor a claim for damages, on account of such cessation of use.

         (E) Lessee covenants that the ownership, installation, use, maintenance and removal of the Communications Equipment will be at its sole cost and risk. Lessee covenants that if installed, it will not permit the Communications Equipment to be used by others without the express prior written consent of Lessor. Lessee agrees to indemnify and save Lessor harmless from and against all claims, actions, damages, liability and expenses, including reasonable attorney's fees, arising from or relating to the ownership, installation, use and operation, maintenance and repair, and removal of the Communications Equipment. To insure such indemnity, all of Lessee's insurance policies required under this Lease shall include the Communications Equipment as an insured risk.

         (F) In the event the Communications Equipment is installed and the installation or use thereof causes damage to the structure, the roof membrane, or to the mechanical or electrical systems of the Building, or materially interferes with any services provided by Lessor to any tenant of the Building, Lessor may, upon written notice to Lessee, immediately revoke Lessee's permission to use the Communications Equipment, in which case, and provided Lessor and Lessee shall first attempt, acting reasonably and in good faith, to relocate Lessee's Communications Equipment so as to avoid such interference, Lessee shall immediately cease use of and remove the Communications Equipment. Any failure by Lessee to comply with the provisions of this section after the expiration of the applicable notice and cure period shall be a default of this Lease, and Lessor may (i) require Lessee to immediately cease use of and remove the Communications Equipment, and/or (ii) avail itself of any and all remedies provided by this Lease and at law.

         (G) Upon the expiration or earlier termination of the term of the Lease, Lessee shall remove any Communications Equipment then installed, if any. The ancillary cabling and wiring shall become the property of Lessor and remain in the Building. In the event Lessee fails to so remove the Communications Equipment, Lessor may remove and dispose of the Communications Equipment, at Lessee's cost and expense, without liability for any property of Lessee or any third party disposed of or removed by Lessor.

         (H) Lessor makes no warranties or representations concerning the suitability of the Building for the installation or operation of the Communications Equipment or the quality of transmissions or reception of any Communications Equipment.

         (I) Lessee's rights granted in this section shall become null and void and of no further force and effect if Lessee (i) assigns this Lease (excluding an assignment to a subsidiary or affiliate of Lessee), (ii) subleases more than fifty percent (50%) of the Demised Premises (excluding a sublease to a subsidiary or affiliate of Lessee), or (iii) is in default of this Lease beyond the applicable notice and cure period.

45.      GUARANTY OF CORPORATE GUARANTOR

         As a material inducement to Lessor to enter into this Lease with Lessee, CoSTAR GROUP, INC., a Delaware corporation (the "Corporate Guarantor"), of which Lessee is a wholly-owned subsidiary, as evidenced by its corporate execution of this Lease, hereby guarantees and assumes responsibility for the full performance of all the obligations of Lessee hereunder. If default shall at any time be made by Lessee in the payment of Monthly Rent or any sums, charges, expenses and costs of any kind or nature identified in this Lease as additional rent, or in the performance of any other covenants contained in this Lease, the Corporate Guarantor will pay to Lessor the Monthly Rent or any item of additional rent due and any arrears thereof, and all sums and damages that may arise in consequence of any default by Lessee hereunder. This guaranty shall be a continuing guaranty, and the validity, force and effect of this guaranty shall in no way be affected or diminished by reason of any extension of time that may be granted by Lessor to Lessee. Further, this guaranty is a guaranty of payment and not of collection, and it may be enforced by Lessor without first resorting to or exhausting any remedies which it may have against Lessee or security or collateral for the performance of Lessee's obligations under this Lease. Lessor shall not be required to institute or promote any proceedings against Lessee as a condition to enforcement of this guaranty. The persons executing this Lease on behalf of the Corporate Guarantor hereby represent and warrant that they are officers of the Corporate Guarantor, and that they, as such officers, are duly authorized to sign and execute this Lease for the purposes set forth in this Section 45.

46.      ENTIRE AGREEMENT

         This Lease, together with Exhibits A, B, C, D, E, F, G, and H attached hereto and made a part hereof, contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and Exhibits shall be of any force or effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

                            (SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, Lessor, Lessee and the Guarantor have caused this Lease to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

                                     LESSOR:

                                     NEWLANDS BUILDING VENTURE, LLC
                                     a Maryland limited liability company

                                     By:      The Chevy Chase Land Company
                                              of Montgomery County, Maryland,
                                              Managing Member

Attest:

/s/ David G. Dolan                                     /s/ Edward Hall Asher
                                              By:
------------------------------                      ----------------------------
   Vice President                                   Name:  Edward Hall Asher
       (SEAL)                                       Title:   President



STATE OF MARYLAND
COUNTY OF MONTGOMERY, ss:

         I, __________Donna Geraci________________________________, a Notary
Public in and for the State of Maryland, do hereby certify that ________Edward Hall Asher__________, who is personally well known to me as the person who executed the foregoing and annexed Lease, dated the 12____ day of ____August__________, 1999, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be the act and deed of The Chevy Chase Land Company of Montgomery County, Maryland, as Managing Member of and for and on behalf of the Lessor, and delivered the same as such.

         GIVEN under my hand and seal this _12____ day of _______August__________, 1999.

                                         ___Donna Geraci___________________
                                               Notary Public

My commission expires:  5/01/03

                                                 LESSEE:

Attest:                                          COSTAR REALTY INFORMATION, INC.
                                                 a Delaware corporation

/s/      Carla Garrett                           By:      /s/  Andrew Florance
-----------------------------------------           --------------------------
         Secretary                               Name: Andrew C. Florance
         (SEAL)                                  Title: CEO


STATE OF MARYLAND                   )
COUNTY OF MONTGOMERY                )  ss:

         I, ___________Georgeann Murrell_______________________________, a
Notary Public in and for the jurisdiction aforesaid, do hereby certify that _______Andrew Florance__________________________, who is personally well known to me to be the person who executed the foregoing and annexed Lease, dated the _____ day of ______________, 1999, on behalf of Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be the act and deed of CoStar Realty Information, Inc. and delivered the same as such.

         GIVEN under my hand and seal this _12____ day of ___August_____________, 1999.

                                        _________/s/ Georgeann Murrell_______
                                                      Notary Public

My commission expires: 4/1/03

                                                  GUARANTOR:

Attest:                                           COSTAR GROUP, INC.
                                                  a Delaware corporation

         /s/ Carla Garrett                        By:      /s/ Andrew Florance
----------------------------------------             ---------------------------
         Secretary                                Name: Andrew Florance
         (SEAL)                                   Title: CEO




STATE OF MARYLAND                   )
COUNTY OF MONTGOMERY                )  ss:

         I, ____Georgeann Murrell______________________________________, a
Notary Public in and for the jurisdiction aforesaid, do hereby certify that ________Andrew Florance_________________________, who is personally well known to me to be the person who executed the foregoing and annexed Lease, dated the _____ day of ______________, 1999, on behalf of the Guarantor, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease to be the act and deed of CoStar Group, Inc., in its capacity as the Guarantor, and delivered the same as such.

         GIVEN under my hand and seal this _12____ day of ______August__________, 1999.

                                       _____/s/ Georgeann Murrell___________
                                                    Notary Public

My commission expires:  4/1/03

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "B"

                             AIR-CONDITIONED SHELL

         The following improvements or items are to be provided by Lessor at its cost and expense:

         [SEE ATTACHED BASE BUILDING TENANT WORK DELINEATION SCHEDULE]

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "C"

                             RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any lessee shall not be obstructed or encumbered by any lessee or used for any purpose other than ingress and egress to and from the demised premises; and if the demised premises are situated on the ground floor of the Building the lessee thereof shall, at said lessee's own expense, keep the sidewalks and curb directly in front of said demised premises clean and free from ice and snow. Lessor shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the lessees, in a manner consistent with the standards for the operation of a first-class office building in the Bethesda-Chevy Chase Central Business District. No lessee shall permit the visit to the demised premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other lessees of the entrances, corridors, elevators and other public portions or facilities of the Building.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Lessor. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the demised premises, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

         3. Except as provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any lessee on any part of the outside or inside of the demised premises or Building without the prior written consent of the Lessor. In the event of the violation of the foregoing by any lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the lessee or lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each lessee by the Lessor at the expense of such lessee, and shall be of a size, color and style acceptable to the Lessor.

         4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Lessor.

         5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. Subject to the insurance and waiver of subrogation provisions of the Lease, all damages resulting from any misuse of the fixtures shall be borne by the lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         6. Except as incidental to normal office use (such as cabling, the hanging of pictures, bulletin boards, etc.), and except for Lessee's rights to exterior signage provided in the Lease, there shall be no marking, painting, drilling into or in any way defacing any part of the demised premises or the Building, and the boring, cutting or stringing of wires shall not be permitted. Lessee shall not construct, maintain, use or operate within the demised premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system which can be heard outside the demised premises.

         7. No bicycles, vehicles, animals, birds or pets of any kind (except for seeing-eye dogs) shall be brought into or kept in or about the demised premises, and no cooking shall be done or permitted by any lessee on said premises, except in connection with an office kitchen facility within the demised premises for use by lessee's employees, clients or invitees and approved by Lessor in accordance with the applicable terms of the Lease. No lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

         8. No space in the Building shall be used for manufacturing or for the sale of merchandise, goods or property of any kind at auction, nor shall any space leased for general office purposes be used for the storage of merchandise.

         9. No lessee shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, unmusical noise, whistling, singing, or in any other way. No lessee shall throw anything out of the doors or windows or down the corridors or stairs.

         10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the demised premises other than in accordance with Environmental Regulations.

         11. Unless lessee shall furnish to Lessor keys or a master key to access the same, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any lessee, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the common corridors or main halls on any multi-tenanted floor shall be kept closed during business hours except as they may be used for ingress or egress. Each lessee shall, upon the termination of his tenancy, restore to Lessor all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such lessee, and in the event of the loss of any keys, so furnished, such lessee shall pay to the Lessor the cost thereof.

         12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or its Agent may reasonably determine from time to time. The Lessor reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

         13. Any person employed by any lessee to do janitor work within the demised premises must obtain Lessor's consent and such person shall, while in the Building and outside of said demised premises, comply with all instructions issued by the Superintendent of the Building.

         14. No lessee shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons not approved by the Lessor, which approval will not be unreasonably withheld, conditioned or delayed.

         15. Lessor shall have the right to prohibit any advertising by any lessee which, in Lessor's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, lessee shall refrain from or discontinue such advertising.

         16. The Lessor reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Lessor may at its option require the registration of all persons admitted to or leaving the Building between the hours of (i) 6:00 p.m. and 8:00 a.m., Monday through Friday, (ii) 6:00 p.m. Friday and 8:00 a.m. Saturday, (iii) 2:00 p.m. Saturday and 12:00 a.m. Sunday, and (iv) all day Sunday and legal holidays.

         17. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         18. Each lessee, before closing and leaving the demised premises at any time, shall see that all windows are closed.

         19. The requirements of lessees will be attended to upon verbal or written application at the office of the Building. Employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

         20. Canvassing, soliciting and peddling in the Building is prohibited and each lessee shall cooperate to prevent the same.

         21. No water cooler, plumbing or electrical fixtures shall be installed by any lessee unless approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed.

         22. There shall not be used in any space, or in the public halls of the Building, either by any lessee or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         23. Access plates to under floor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where lessee elects not to provide removable plates in its carpet for access into the under floor duct system, it shall be the lessee's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

         24. Mats, trash or other objects shall not be placed in the public corridors.

         25. The Lessor does not maintain or clean suite finishes which are non-standard: such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Lessor will arrange for the work to be done at the lessee's expense.

         26. Drapes installed by the lessee for its use which are visible from the exterior of the Building must be approved by Lessor in writing and be cleaned by the lessee. Lessor's approval thereof shall not be unreasonably withheld, conditioned or delayed.

         27. The Lessor will furnish and install light bulbs for the building standard fluorescent or incandescent fixtures only. For special fixtures the lessee will stock his own bulbs, which will be installed by the Lessor when so requested by the lessee.

         28. The Lessor may, upon request by any lessee, waive the compliance by such lessee of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Lessor or Lessor's authorized agent, (ii) any such waiver shall not relieve such lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to by Lessor, and (iii) no waiver granted to any lessee shall relieve any other lessee from the obligation of complying with the foregoing rules and regulations unless such other lessee has received a similar waiver in writing from Lessor.

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "D"

                      DECLARATION AS TO COMMENCEMENT DATE

         Attached to and made a part of the Lease, dated the _____ day of ____________, 1999 entered into by and between Newlands Building Venture, LLC, as Lessor, and Co-Star Realty Information, Inc., as Lessee.

         Lessor and Lessee do hereby declare and evidence that possession of the Demised Premises was accepted by Lessee on the ____ day of ___________, 1999. The Building and the Lessor's Work required to be completed by Lessor to the extent described in Section 8 of the Lease have been satisfactorily completed by Lessor and accepted by Lessee, subject to the Excluded Items, and either one hundred twenty (120) days have expired or Lessee has occupied the Demised Premises for the conduct of its business. The Lease is now in full force and effect. For the purpose of this Lease, the Commencement Date is established as being on the _____ day of ___________, 1999 and the Lease shall expire on the last day of ____________, 2009, subject to extension as provided in Section 35 of the Lease. Pursuant to the final space measurement provided for in Section 1 of the Lease, the exact area of the Demised Premises is ___ rentable square feet. Accordingly, the Monthly Rent payable pursuant to Section 4 of the Lease is as set forth in the schedule contained in Section 4(B) of the Lease or is adjusted as follows pursuant to said Section 4(B) of the Lease:

      Lease Period                                         Monthly Rent

Further, Lessee's proportionate share of Operating Expenses pursuant to Section 5 of the Lease is ___%, and Lessee's proportionate share of Operating Costs pursuant to said Section 5 of the Lease is ___%.

LESSEE:                                  LESSOR:

COSTAR REALTY                            NEWLANDS BUILDING VENTURE, LLC
INFORMATION, INC.

                                         By:  The Chevy Chase Land Company
                                              of Montgomery County, Maryland,
                                              Managing Member

By:                                            By:
      -------------------------                      ---------------------------
      Name:                                          Name:
      Title:                                         Title:

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "E"

                       SPECIFICATIONS FOR OFFICE CLEANING

I. DEMISED PREMISES: (Includes office areas, kitchens, stock rooms, Xerox rooms and conference rooms.


                  Daily:
                  -----
                  1.       Collect trash.
                  2.       Empty ash trays; damp wipe clean.
                  3.       Dust furniture, desks, machines, phones, file
                           cabinets, window ledges, etc. (Papers left on desks
                           will not be disturbed.)
                  4.       Vacuum carpet; dry sweep resilient tile and wood floors, spot clean.
                  5.       Spot clean walls, doors and partitions.

                  Weekly:
                  ------
                  1.       Vacuum upholstered furniture.

                  Monthly:
                  -------
                  1.       Recondition resilient tile floors.
                  2.       Dust picture frames, charts, graphs, etc.
                  3.       Vacuum air vents.

                  Quarterly:
                  ---------
                  1.       Clean partitions.
                  2.       Dust vertical surfaces; walls, etc.

         WINDOWS:

                  As Needed:
                  ---------
                  1.       Dust and clean venetian blinds.

         DOORS & LIGHTS:
         --------------

                  Daily:
                  -----
                  1.       Turn off lights and check all doors on completion of work.

         TRASH:

                  Daily:
                  -----
                  1.       Deposit all trash in the designated area.
                           NOTE:  Only trash placed in waste containers, or clearly marked
                           "TRASH" will be removed.

         PRIVATE LAVATORIES AND KITCHENS:

                  Daily:
                  -----
                  1.       Remove all trash, garbage and refuse.

II.      PUBLIC AREAS:

         (A)      Lavatories:

         Daily:
         -----
                  1.       Clean and disinfect all toilet bowls, wash bowls and urinals.
                  2.       Resupply all dispensers.

                  As Needed:
                  ---------
                  1.       Wash or wipe all surfaces in rest rooms.

         (B) Corridors:

         Daily:
         -----
         1.        Collect trash.
         2.        Empty ash trays; damp wipe clean.
         3.        Vacuum carpet, dry sweep resilient tile and wood floors, spot clean.
         4.        Spot clean walls and doors.
         5.        Spot clean carpet.

                  *Where possible, spots and spills that are soluble and respond to standard spotting procedures will be removed.

                  Should Lessee install specialty items which will increase in any way the rate being charged by the cleaning contractor for the Demised Premises, Lessee shall be liable for such increases and will reimburse Lessor for any additional cost. Such specialty items include, without limitation, items such as floor coverings other than carpet or vinyl tile (that is, hardwood floors, marble floors, etc.), raised panel doors, millwork which requires any care or maintenance other than dusting, and lighting fixtures such as wall sconces and pendant lighting.

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "F"

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "AGREEMENT") is made by and between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation with offices at 730 Third Avenue, New York, New York 10017 ("LENDER") _______________, a [an] [individual] name of state [corporation] [limited liability company] [general partnership] [limited partnership] [d/b/a ____________] with its principal place of business at __________________ ("TENANT"), and NEWLANDS BUILDING VENTURE, LLC, a Maryland limited liability company with offices at Two Wisconsin Circle, Suite 540, Chevy Chase, Maryland 20815 ("Borrower").

RECITALS:

         A. Lender has made or is about to make a loan (together with all advances and increases, the "LOAN") to Borrower.

         B. Borrower, as landlord, and Tenant have entered into a lease dated _________________ as amended by amendments dated _____________________
(the "LEASE") which leased to Tenant [Suite No. _________] [Floor _________] [Store No. ______________] (the "LEASED SPACE") located in the Property (defined below).

         C. The Loan is or will be secured by the [Open-End] Mortgage, Assignment of Leases and Rents, Fixture Filing Statement and Security Agreement recorded or to be recorded in the official records of the County of ______________, State or Commonwealth of ___________________ (together with all advances, increases, amendments or consolidations, the "MORTGAGE") and the Assignment of Leases and Rents recorded or to be recorded in such official records (together with all amendments or consolidations, the "ASSIGNMENT"), assigning to Lender the Lease and all rent, additional rent and other sums payable by Tenant under the Lease (the "RENT").

         D. The Mortgage encumbers the real property, improvements and fixtures located at ____________________ in the City of _________________,
County of ________________, State or Commonwealth of ______________________,
commonly known as and described on EXHIBIT "A" (the "PROPERTY").

         IN CONSIDERATION of the mutual agreements contained in this Agreement, Lender and Tenant agree as follows:

        1. The Lease and all of Tenant's rights under the Lease are and will remain subject and subordinate to the lien of the Mortgage and Tenant will not subordinate the Lease to any other lien against the Property without Lender's prior consent as long as the Mortgage remains in effect.

        2. This Agreement constitutes notice to Tenant of the Mortgage and the Assignment and, upon receipt of notice from Lender, Tenant will pay the Rent as and when due under the Lease to Lender and the payments will be credited against the Rent due under the Lease. Borrower, by its execution of this Agreement, hereby evidences its consent to the provisions hereof.

        3. Tenant does not have any right or option to purchase any portion of or interest in the Property.

        4. Tenant and Lender agree that if Lender exercises its remedies under the Mortgage or the Assignment and if Tenant is not then in default under this Agreement and if Tenant is not then in default beyond any applicable grace and cure periods under the Lease:

              (a) Lender will not name Tenant as a party to any judicial or non-judicial foreclosure or other proceeding to enforce the Mortgage unless joinder is required under applicable law but in such case Lender will not seek affirmative relief against Tenant, the Lease will not be terminated and Tenant's possession of the Leased Space will not be disturbed;

              (b) If Lender or any other entity (a "SUCCESSOR LANDLORD") acquires the Property through foreclosure, by other proceeding to enforce the Mortgage or by deed-in-lieu of foreclosure (a "FORECLOSURE"), Tenant's possession of the Leased Space will not be disturbed and the Lease will continue in full force and effect between Successor Landlord and Tenant; and

              (c) If, notwithstanding the foregoing, the Lease is terminated as a result of a Foreclosure, a lease between Successor Landlord and Tenant will be deemed created, with no further instrument required, on the same terms as the Lease except that the term of the replacement lease will be the then unexpired term of the Lease. Successor Landlord and Tenant will execute a replacement lease at the request of either.

        5. Upon Foreclosure, Tenant will recognize and attorn to Successor Landlord as the landlord under the Lease for the balance of the term. Tenant's attornment will be self-operative with no further instrument required to effectuate the attornment except that at Successor Landlord's request, Tenant will execute instruments reasonably satisfactory to Successor Landlord confirming the attornment.

6.      Successor Landlord will not be:

        (a) liable for any act or omission of any prior landlord under the Lease occurring before the date of the Foreclosure except for repair and maintenance obligations of a continuing nature imposed on the landlord under the Lease;

        (b) required to credit Tenant with any Rent paid more than one month in advance or for any security deposit unless such Rent or security deposit has been received by Successor Landlord;

        (c) bound by any amendment, renewal or extension of the Lease that is inconsistent with the terms of this Agreement or is not in writing and signed both by Tenant and landlord;

        (d) bound by any reduction of the Rent unless the reduction is in connection with an extension or renewal of the lease at prevailing market terms or was made with Lender's prior consent, including the renewal option as may be expressly set forth in the Lease dated ___________, 1999.

        (e) bound by any reduction of the term(1) of the Lease or any termination, cancellation or surrender of the Lease unless (i) any such termination, cancellation or surrender of the Lease results from a breach by Tenant or Borrower of their respective duties and obligations under the Lease (subject to Paragraph 8 below) or pursuant to the casualty damage or condemnation provisions of the Lease, or (ii) the reduction, termination, cancellation or surrender occurred during the last 6 months of the term or was made with Lender's prior consent;

        (f) except for any offset rights as may be expressly set forth ONLY in the Lease dated ______________, 1999, subject to any credits, offsets, claims, counterclaims or defenses that Tenant may have that arose prior to the date of the Foreclosure or liable for any damages Tenant may suffer as a result of any misrepresentation, breach of warranty or any act of or failure to act by any party other than Successor Landlord;

        (g) bound by any obligation to make improvements to the Property, including the Leased Space, to make any payment or give any credit or allowance to Tenant provided for in the Lease or to pay any leasing commissions arising out of the Lease, except that Successor Landlord will be:

                (i) bound by any such obligations provided for in the Lender approved form lease; and


-----------------------------------
(1) For purposes of this subparagraph "the term of the Lease" includes any renewal term after the right to renew has been exercised.

                (ii) bound to comply with the casualty and condemnation restoration provisions included in the Lease provided that Successor Landlord receives the insurance or condemnation proceeds; or

             (h) liable for obligations under the Lease with respect to any off-site property or facilities for the use of Tenant (such as off-site leased space or parking) unless Successor Landlord acquires in the Foreclosure the right, title or interest to the off-site property.

        7. Borrower and Tenant agree that they shall not amend the Lease in any monetary or material non-monetary respect without the prior consent of Lender.

        8. Lender will have the right, but not the obligation, to cure any default by Borrower, as landlord, under the Lease. Tenant will notify Lender of any default that would entitle Tenant to terminate the Lease or abate the Rent and any notice of termination or abatement will not be effective unless Tenant has so notified Lender of the default and Lender has had a 30-day cure period (or such longer period as may be necessary if the default is not susceptible to cure within 30 days) commencing on the latest to occur of the date on which (i) the cure period under the Lease expires; (ii) Lender receives the notice required by this paragraph; and (iii) Successor Landlord obtains possession of the Property if the default is not susceptible to cure without possession.

        9. All notices, requests or consents required or permitted to be given under this Agreement must be in writing and sent by certified mail, return receipt requested or by nationally recognized overnight delivery service providing evidence of the date of delivery, with all charges prepaid, addressed to the appropriate party at the address set forth above.

        10. Subject to any offset rights as may be expressly set forth ONLY in the Lease dated _________________, 1999, any claim by Tenant against Successor Landlord under the Lease or this Agreement will be satisfied solely out of Successor Landlord's interest in the Property and Tenant will not seek recovery against or out of any other assets of Successor Landlord. Successor Landlord will have no liability or responsibility for any obligations under the Lease that arise subsequent to any transfer of the Property by Successor Landlord.

        11. This Agreement is governed by and will be construed in accordance with the laws of the state or commonwealth in which the Property is located.

        12. Lender and Tenant waive trial by jury in any proceeding brought by, or counterclaim asserted by, Lender or Tenant relating to this Agreement.

        13. If there is a conflict between the terms of the Lease and this Agreement, the terms of this Agreement will prevail as between Successor Landlord and Tenant.

        14. This Agreement binds and inures to the benefit of Lender and Tenant and their respective successors, assigns, heirs, administrators, executors, agents and representatives.

        15. This Agreement contains the entire agreement between Lender and Tenant with respect to the subject matter of this Agreement, may be executed in counterparts that together constitute a single document and may be amended only by a writing signed by Lender and Tenant.

        16. [INCLUDE ONLY IN SNDA'S SIGNED POST-CLOSING] Tenant certifies that: other than noted as Exceptions below, the Lease represents the entire agreement between the landlord under the Lease and Tenant regarding the Leased Space; the Lease is in full force and effect; neither party is in default under the Lease beyond any applicable grace and cure periods and no event has occurred which with the giving of notice or passage of time would constitute a default under the Lease; Tenant has entered into occupancy and is open and conducting business in the Leased Space; and all conditions to be performed to date by the landlord under the Lease have been satisfied.

Exceptions (if any):

         IN WITNESS WHEREOF, Lender, Tenant and Borrower have executed and delivered this Agreement as of __________________, 199_.


                                            TEACHERS INSURANCE AND ANNUITY
                                            ASSOCIATION OF AMERICA, a New
                                            York corporation

                             By:
                                      ----------------------------
                                      Name:
                                           -----------------------
                                      Title:
                                            ----------------------

                            Insert Name of Tenant
                            a [an] [individual]                  [corporation]
                                                -----------------
                            [limited liability company] [general partnership]
                            [limited partnership] (d/b/a/                      ]
                                                         ----------------------

                            By:
                                     ----------------------------
                                     Name:
                                          -----------------------
                                     Title:
                                           ----------------------

                      NEWLANDS BUILDING VENTURE, a Maryland limited liability company

                              By: The Chevy Chase Land Company of Montgomery County, Maryland, Managing Member



                                       By:
                                          ------------------------------------
                                       Name:
                                       Title:



          [OBSERVE ALL STATE SPECIFIC REQUIREMENTS FOR EXECUTION OF A
              RECORDABLE DOCUMENT AND ADD STATE-APPROVED FORMS OF
                                ACKNOWLEDGEMENT]

                                 ACKNOWLEDGMENT

State of

County of

         On this the _______ day of _______________, 199___ before me, the undersigned officer, personally appeared __________________________ who acknowledged himself to be the ___________________ of ______________________, a
corporation, and that he, as such ____________________________ being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as___________________.


         In witness whereof I hereunto set my hand and official seal.






                                            -----------------------------------




                                            -----------------------------------
                                            Title of Officer

                                  EXHIBIT "A"

                              PROPERTY DESCRIPTION

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "G"

                        STATEMENT OF TENANT IN RE: LEASE

                                                          [Tenant's Letterhead]

                                                                  Date

Teachers Insurance and Annuity
  Association of America
730 Third Avenue
New York, New York  10017
Attn:  _____________________

                  Re:      TIAA Appl. #
                           TIAA Mtge. #
                           Name of Project
                           Address (Including zip code)
                           Tenant's Floor and Suite #

Ladies and Gentlemen:

         It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification of the undersigned.

         The undersigned, as lessee, under that certain lease dated __________________, made with ___________________, as lessor, hereby ratifies said lease and certifies that:

         1.        the "Commencement Date" of said lease is
                    _____________________; and

         2. the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

         3. the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

         4. the current base rental payable pursuant to the terms of said lease is $________________ per annum; and further, additional rental pursuant to Section 5 of said lease is payable as follows: ______________________; and

         5. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ______________), and to the best of Lessee's knowledge, neither party thereto is in default thereunder; and

         6. the lease described above represents the entire agreement between the parties as to the leasing of the premises; and

         7.       the term of said lease expires on ____________; and

         8. except as may be set forth on any punch list attached hereto, all conditions under said lease to be performed by the lessor have been satisfied, except for __________________________;
                  and

         9. all required contributions by lessor to lessee on account of lessee's improvements have been received, except for ____________________; and

         10. on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said lease by the lessor, except for __________________________; and

         11. no rental has been paid in advance and no security (except the security deposit in the amount of $_______________ and the advance rent in the amount of $___________) has been deposited with lessor; and

         12. according to the Lease, the floor area of lessee's premises is __________________ rentable square feet; and

         13. the most recent payment of current basic rental was for the payment due on ___________________, 19__, and all basic rental and additional rental payable pursuant to the terms of the lease have been paid up to said date; and

         14. the undersigned acknowledges notice that lessor's interest under the lease and the rent and all other sums due thereunder will be assigned to you as part of the security for a mortgage loan by you to lessor. In the event that Teachers Insurance and Annuity Association of America, as lender, notifies the undersigned of a default under the mortgage and demands that the undersigned pay its rent and all other sums due under the lease to lender, lessee agrees that it shall pay its rent and all such other sums to lender.

                                         Very truly yours,


                                         ------------------------------
                                         (Lessee)

                                                  By:
                                                       ------------------------
                                                  Its:
                                                       ------------------------
                                      G-3

                        THE FRANCIS G. NEWLANDS BUILDING

                                  EXHIBIT "H"

                                 HVAC CRITERIA

The Newlands Building HVAC system is designed in accordance with the following criteria:

- Outside Ambient Conditions: ASHRAE one percent conditions of 93.0 +/- dB and 75.0 degreesF wb coincident. This condition will be exceeded one percent of the year.

-        Inside Condition:  75 degreesF +/- 2, 50% RH +/- 5%.

-        Tenant Lighting Load:  2.0 watts/SF.

-        Tenant Receptacle Load:  3.0 watts/SF.

- Ventilation Air: Per 96 BOCA and ASHRAE standard 62-89 (20 CFM/person and 143 SF/person).

The system as designed will provide a typical floor capacity of 54 tons for 18350 SF or 340 SF/ton. This capacity and design criteria is consistent with that provided in similar, Class A office buildings.


                                      H-1